                                                                     EXHIBIT 2.1


                            ACQUISITION AGREEMENT

                                 BY AND AMONG

                            SUN MICROSYSTEMS, INC.,

                           NIWOT ACQUISITION CORP.,

                         3055855 NOVA SCOTIA COMPANY,

                               514713 N.B. INC.

                                  ISOPIA INC.

                       ELEMENT K (NOVA SCOTIA) COMPANY,

                    ELEMENT K NEWCO (NOVA SCOTIA) COMPANY,

                                ELEMENT K LLC,

                 THE SHAREHOLDERS LISTED ON SCHEDULE A HERETO,

                 AND WITH RESPECT TO ARTICLES VII AND XI ONLY

                                ELEMENT K LLC,

                        AS SHAREHOLDER REPRESENTATIVE,

                                      AND

                    U.S. BANK TRUST, NATIONAL ASSOCIATION,

                                AS ESCROW AGENT

                           Dated as of June 19, 2001

                                TABLE OF CONTENTS

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
                                                                            Page
                                                                            ----
Article I THE ARRANGEMENT................................................      3
     1.1   Closing.......................................................      3
     1.2   Effective Date................................................      3
     1.3   Implementation Steps by the Company...........................      3
     1.4   Interim Order.................................................      4
     1.5   Articles of Arrangement.......................................      4
     1.6   Consideration Payable to the Shareholders.....................      5
     1.7   Consideration Payable to Element K and the Debentureholders...      6
     1.8   Contribution to Escrow........................................      6
     1.9   Waivers.......................................................      7
     1.10  Withholding Taxes.............................................      7
     1.11  Fractional Shares.............................................     11
     1.12  Shareholder Loans.............................................     12
     1.13  Lost, Stolen or Destroyed Certificates........................     12
     1.14  Legends.......................................................     12
     1.15  Assumption of Company Options.................................     12
     1.16  Taking of Necessary Action; Further Action....................     13


Article II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
PRINCIPAL SHAREHOLDERS...................................................     13
     2.1   Organization of the Company...................................     14
     2.2   Company Capital Structure.....................................     14
     2.3   Subsidiaries..................................................     15
     2.4   Authority.....................................................     16
     2.5   No Conflict...................................................     16
     2.6   Consents......................................................     17
     2.7   Company Financial Statements..................................     17
     2.8   No Undisclosed Liabilities....................................     17
     2.9   No Changes....................................................     18
     2.10  Tax Matters...................................................     20
     2.11  Restrictions on Business Activities...........................     23
     2.12  Title to Properties; Absence of Liens and Encumbrances;
           Condition of Equipment........................................     23
     2.13  Intellectual Property.........................................     25
     2.14  Agreements, Contracts and Commitments.........................     28
     2.15  Interested Party Transactions.................................     29
     2.16  Governmental Authorization....................................     30
     2.17  Litigation....................................................     30
     2.18  Accounts Receivable...........................................     30
     2.19  Minute Books..................................................     30
     2.20  Environmental Matters.........................................     30
     2.21  Brokers' and Finders' Fees; Third Party Expenses..............     32

                                      -i-
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
     2.22   Employee Benefit Plans and Compensation.......................   32
     2.23   Insurance.....................................................   38
     2.24   Compliance with Laws..........................................   38
     2.25   Warranties; Indemnities.......................................   38
     2.26   Complete Copies of Materials..................................   38
     2.27   Competition Act Compliance; Hart-Scott-Rodino Act Compliance..   38
     2.28   Foreign Corrupt Practices Act.................................   39
     2.29   Board Approval................................................   39
     2.30   Vote Required.................................................   39
     2.31   Representations Complete......................................   39


Article III REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES..........   39
     3.1    Organization, Standing and Power..............................   39
     3.2    Authority.....................................................   40
     3.3    No Conflict...................................................   40
     3.4    Consents......................................................   40
     3.5    Parent Common Stock...........................................   40
     3.6    Broker's and Finders' Fees....................................   40
     3.7    SEC Documents; Parent Financial Statements....................   40
     3.8    Capitalization................................................   41
     3.9    Complete Copies of Materials..................................   41
     3.10   Legal Proceedings.............................................   41


Article IV CONDUCT PRIOR TO THE CLOSING...................................   41
     4.1    Conduct of Business of the Company............................   41
     4.2    No Solicitation...............................................   44


Article V ADDITIONAL AGREEMENTS...........................................   45
     5.1    Circular......................................................   45
     5.2    Access to Information.........................................   45
     5.3    Confidentiality...............................................   46
     5.4    Expenses......................................................   46
     5.5    Public Disclosure.............................................   46
     5.6    Consents......................................................   46
     5.7    Reasonable Efforts............................................   46
     5.8    Notification of Certain Matters...............................   47
     5.9    Additional Documents and Further Assurances...................   47
     5.10   S-8 Registration..............................................   47
     5.11   New Options for Employees.....................................   47
     5.12   Affiliate Agreements..........................................   49
     5.13   Closing Date Balance Sheet; Interim Balance Sheet;
            Satisfaction of Specified Conditions..........................   49
     5.14   Statement of Expenses.........................................   49
     5.15   Resignation of Officers and Directors.........................   49
     5.16   Termination of Severance Arrangements.........................   49

     5.17   Exemption from Registration; Registration Rights..............   49
     5.18   Issuance of Nonvoting Preferred Stock.........................   52
     5.19   Termination of Benefit Plans..................................   52
     5.20   Exchangeable Shares...........................................   52
     5.21   Parent Common Stock...........................................   52
     5.22   Section 85 Elections..........................................   52
     5.23   Company Shareholders Meeting..................................   52
     5.24   Notice to Element K and Principal Shareholders................   53


Article VI CONDITIONS TO THE ACQUISITION..................................   53
     6.1    Conditions to Obligations of Each Party to Effect the
            Acquisition...................................................   53
     6.2    Conditions to the Obligations of the Parent Parties...........   54
     6.3    Conditions to Obligations of the Company and the Indemnifying
            Securityholders...............................................   57


Article VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW............   58
     7.1    Survival of Representations, Warranties and Covenants.........   58
     7.2    Indemnification...............................................   58
     7.3    Escrow Arrangements...........................................   59
     7.4    Shareholder Representative....................................   66
     7.5    Maximum Payments; Remedy......................................   67
     7.6    Adjustment to Consideration...................................   68


Article VIII TERMINATION, AMENDMENT AND WAIVER............................   70
     8.1    Termination...................................................   70
     8.2    Effect of Termination.........................................   71
     8.3    Amendment.....................................................   71
     8.4    Extension; Waiver.............................................   71


Article IX REPRESENTATIONS AND WARRANTIES OF THE Indemnifying
SECURITYHOLDERS...........................................................   72
     9.1    Ownership of Indemnifying Securityholder's Company Securities.   72
     9.2    Authority.....................................................   72
     9.3    Residency.....................................................   73
     9.4    Interested Party Transactions.................................   73
     9.5    Element K and EK Holdings Representations.....................   73


Article X PRE-CLOSING REORGANIZATION OF COMPANY SHARE CAPITAL.............   74
     10.1   Company Reorganization........................................   74
     10.2   Share Conditions..............................................   74


Article XI GENERAL PROVISIONS.............................................   75
     11.1   Notices.......................................................   75
     11.2   Interpretation................................................   77
     11.3   Counterparts..................................................   77
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                                     -iii-
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
     11.4   Entire Agreement; Assignment..................................   77
     11.5   Severability..................................................   78
     11.6   Other Remedies................................................   78
     11.7   Governing Law.................................................   78
     11.8   Rules of Construction.........................................   78
     11.9   WAIVER OF JURY TRIAL..........................................   78

                               INDEX OF ANNEXES

Annexes               Description
-------               -----------

Annex A               Definitions

                               INDEX OF EXHIBITS

Exhibit               Description
-------               -----------

Exhibit A             Form of Non-Competition Agreement

Exhibit B             Form of Voting Agreement

Exhibit C             Election Form

Exhibit D             Form of Repurchase Agreement

Exhibit E             Form of Exchange and Support Agreement

Exhibit F             Form of Affiliate Agreement

Exhibit G             Exchangeable Share Conditions

Exhibit H-1           Form of Legal Opinion of Counsel to the Company

Exhibit H-2           Form of Legal Opinion of Counsel to Element K and EK
                      Holdings

Exhibit I             Form of Amended License Agreement

Exhibit J             Arrangement Resolution

Exhibit K             Plan of Arrangement

Exhibit L             Form of Resignation Letter


                              INDEX OF SCHEDULES

Schedule              Description
--------              -----------

Schedule A            Shareholder Information

Schedule 1.6          Example of Allocation of Consideration

Schedule 5.11(c)      Scheduled Options

Schedule 6.2(e)       Third Party Consents

Schedule 6.2(f)       Termination of Agreements

Schedule 6.2(g)       Liens

Schedule 6.2(k)       Employees

Disclosure Schedule

     THIS ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of June 19, 2001 by and among Sun Microsystems, Inc., a Delaware corporation ("Parent"), Niwot Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), 3055855 Nova Scotia Company, a Nova Scotia unlimited liability company and a wholly-owned subsidiary of Sub ("CallCo"), 514713 N.B. Inc., a New Brunswick corporation and a wholly-owned subsidiary of CallCo ("ExchangeCo" and collectively with Parent, Sub and CallCo, the "Parent Parties"), ISOPIA Inc., an Ontario corporation (the "Company"), each of the individuals or entities set forth on Schedule A to this Agreement (each a "Principal Shareholder" and collectively, the "Principal Shareholders"), Element K (Nova Scotia) Company, a Nova Scotia unlimited liability company and Element K Newco (Nova Scotia) Company, a Nova Scotia unlimited liability company (collectively, "Element K"), Element K LLC, a Delaware limited liability company (in such capacity, "EK Holdings"), and with respect to Article VII and Article
                                                       -----------     -------
XI hereof, Element K LLC, as Shareholder Representative (in such capacity, the
--
"Shareholder Representative"), and U.S. Bank Trust, National Association as Escrow Agent (the "Escrow Agent"). Capitalized terms used herein shall have the respective meanings assigned thereto in Annex A attached hereto.

                                   RECITALS

     A. The Boards of Directors of each of Parent, Sub, CallCo, ExchangeCo, and the Company believe it is in the best interests of each company and its respective shareholders to enter into an acquisition agreement pursuant to which the Company will become an indirect, wholly-owned subsidiary of Parent, in order to advance the long-term strategic business interests of the parties.

     B. The acquisition of the Company will be effected by the terms of this Agreement through a plan of arrangement, pursuant to Section 182 of the Ontario Business Corporations Act (the "OBCA").

     C. Pursuant to the Arrangement, and subject to the election by each holder of Company Shares (each a "Shareholder") to receive in exchange for the Company Shares owned or held of record by such Shareholder consideration consisting of either cash or a combination of cash and Exchangeable Shares, (i) ExchangeCo will acquire a portion of the Company Shares owned or held of record by the Shareholders in exchange for a certain number of Exchangeable Shares,
(ii) CallCo will acquire the remaining Company Shares owned or held of record by the Shareholders in exchange for a certain amount of cash, (iii) CallCo will acquire from Element K the Company Convertible Debenture owned or held of record by Element K in exchange for a certain amount of cash, and (iv) CallCo will acquire from the Debentureholders the Shareholder Convertible Debentures owned or held of record by such Debentureholders in exchange for a certain amount of cash, all upon the terms and subject to the conditions set forth herein and the Plan of Arrangement (such transactions, collectively the "Acquisition") such that upon consummation of the Acquisition, ExchangeCo and CallCo together will own all of the Company Securities, and the Company will be an indirect wholly-owned subsidiary of Parent.

     D. Parent desires to assume all of the obligations of the Company in respect of the issued and outstanding Company Options, as set forth in this Agreement and convert such Company Options into options to purchase Parent Common Stock.

     E. A portion of the consideration otherwise payable by ExchangeCo and CallCo in connection with the Acquisition to the Principal Shareholders and Element K (collectively, and together with EK Holdings, the "Indemnifying Securityholders") will be placed in escrow by ExchangeCo and CallCo as security for the indemnification obligations of the Indemnifying Securityholders, as set forth in this Agreement.

     F. The Company and the Principal Shareholders, on the one hand, and the Parent Parties on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition. In addition, the Indemnifying Securityholders desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

     G. Concurrent with the execution and delivery of this Agreement, as a material inducement to the Parent Parties to enter into this Agreement, each of the Key Employees is entering into a Non-Competition Agreement with Parent in substantially the form attached hereto as Exhibit A (the "Non-Competition
                                          ---------
Agreements").

     H. Concurrent with the execution and delivery of this Agreement, as a material inducement to the Parent Parties to enter into this Agreement, each of the Indemnifying Securityholders (other than EK Holdings) is entering into a Voting Agreement with Parent in substantially the form attached hereto as Exhibit B (the "Voting Agreements").
---------

     I. Concurrent with the execution and delivery of this Agreement, as a material inducement to the Parent Parties to enter into this Agreement, each of the Principal Shareholders is delivering to Parent an Election Form in substantially the form attached hereto as Exhibit C, pursuant to which each
                                          ---------
Founder has irrevocably exercised the Share/Cash Election and pursuant to which Mark Stirling has irrevocably exercised the Cash Election.

     J. Concurrent with the execution and delivery of this Agreement, as a material inducement to the Parent Parties to enter into this Agreement, each Founder is entering into a Repurchase Agreement (the "Repurchase Agreements") with Parent in substantially the form attached hereto as Exhibit D.
                                                         ---------

     K. Concurrent with the execution and delivery of this Agreement, as a material inducement to the Parent Parties to enter into this Agreement, each of the directors of the Company is delivering to Parent a resignation letter substantially in the form attached hereto as Exhibit L.
                                             ---------

     L. The parties intend, by executing this Agreement, that the consideration payable in connection with the Acquisition by ExchangeCo to Shareholders who are "residents" of Canada for the purposes of the Income Tax Act (Canada) (the "ITA") generally will be received by each such Shareholders without immediate recognition of gain or loss pursuant to the ITA and that the consideration payable by CallCo and ExchangeCo in the Acquisition generally will be received by Shareholders and holders of other Company Securities who are "residents" of the U.S. as taxable property under the Internal Revenue Code of 1986, as amended (the "U.S. Code").

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                THE ARRANGEMENT
                                ---------------

     1.1       Closing. Subject to the conditions set out in Article VI and the
               -------
termination rights set forth in Article VIII, the closing of the Arrangement (the "Closing") will take place at the offices of Stikeman Elliott, 5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9, 10:00 a.m. local time, one (1) Business Day after all the conditions set forth in Article VI hereof have been satisfied or waived (subject to applicable law and other than those conditions which, by their terms, are to be satisfied or waived on the Closing Date), or on such other date, time and place as the Parent and the Company may agree to in writing. The date upon which the Closing actually occurs is herein referred to as the "Closing Date. "

     1.2       Effective Date. The Arrangement shall become effective at 12:01
               --------------
a.m. (Toronto time) upon the date shown on the certificate of arrangement to be issued by the Director under the OBCA (such date and time that the Arrangement becomes effective being the "Effective Date" and the "Effective Time").

     1.3       Implementation Steps by the Company. The Company covenants and
               -----------------------------------
agrees that the Company shall:

          (a) subject to the terms of this Agreement, as soon as reasonably practicable after the date hereof, apply in a manner acceptable to Parent, acting reasonably, under Section 182 of the OBCA for the Interim Order;

          (b) subject to the terms of this Agreement and the Interim Order, convene and hold the Company Shareholders Meeting for the purpose of considering the Arrangement Resolution;

          (c) not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the Company Shareholders Meeting without Parent's prior written consent except (i) as required for quorum purposes, (ii) as required by Law, or (iii) as required by the requisite vote of the Shareholders, the holders of the Company Convertible Debenture, the Shareholder Convertible Debentures and the Company Options (whether vested or unvested), in each case on an as converted or exercised basis and voting together as a single class with the Shareholders (collectively, the "Voting Securityholders");

          (d) take all other action that is necessary or desirable to secure the approval of the Arrangement Resolution by the Voting Securityholders by the Required Company Vote;

          (e) subject to obtaining the approvals as are required by the Interim Order (which shall be diligently pursued), proceed with and diligently pursue the application to the Court for the Final Order; and

          (f) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement.

     1.4       Interim Order. The notice of motion for the application referred
               -------------
to in Section 1.3(a) shall request that the Interim Order provide:
      --------------

          (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Shareholders Meeting and for the manner in which such notice is to be provided;

          (b) that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by the Voting Securityholders present in person or by proxy at the Company Shareholders Meeting voting on an as converted or exercised basis and voting together as a single class or as may be decided by the Court (the "Required Company Vote");

          (c)  for the grant of the Dissent Rights; and

          (d) that, in all other respects, the terms, restrictions and conditions of the bylaws and articles of amalgamation of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Shareholders Meeting.

     1.5       Articles of Arrangement. The Articles of Arrangement shall
               -----------------------
provide, among other things, that at the Effective Time, and upon the terms and subject to the conditions of this Agreement and the Plan of Arrangement, the following events shall take place in the order set out below:

          (a) if required by the Parent Parties, that the Company Reorganization be implemented in accordance with Article X hereof;
                                                 ---------

          (b) each Company Share in respect of which the consideration payable to the holder thereof is in cash (in accordance with Section 1.6 below), will be
                                                     -----------
transferred by the holder thereof, without any further act or formality on the part of such holder, to CallCo and the name of each such holder will be removed from the Company's register of holders of Company Shares and CallCo will be recorded as the holder of such Company Shares so exchanged and will be deemed to be the legal and beneficial holder thereof;

          (c) each Company Share in respect of which the consideration payable to the holder thereof is in Exchangeable Shares (in accordance with Section 1.6
                                                                    -----------
below), will be transferred by the holder thereof, without any further act or formality on the part of such holder, to ExchangeCo and the name of each such holder will be removed from the Company's register of holders of Company Shares and added to the register of holders of Exchangeable Shares, and ExchangeCo will be recorded as the holder of such Company Shares so exchanged and will be deemed to be the legal and beneficial holder thereof;

          (d) the Company Convertible Debenture will be transferred by Element K to CallCo for the consideration set out in Section 1.7 below, without any
                                             -----------
further act or formality on the part of Element K, and the name of Element K will be removed from the Company's register of holders of Company Convertible Debentures and CallCo will be recorded as the holder of the Company Convertible Debenture and will be deemed to be the legal and beneficial holder thereof;

          (e) each Shareholder Convertible Debenture will be transferred by the holder thereof to CallCo for the consideration set out in Section 1.7 below,
                                                          -----------
without any further act or formality on the part of such holder, and the name of each such holder will be removed from the Company's register of holders of the Shareholder Convertible Debentures and CallCo will be recorded as the holder of such Shareholder Convertible Debentures and will be deemed to be the legal and beneficial holder thereof;

          (f) subject to applicable securities laws and regulatory requirements, each Company Option that is outstanding and unexercised at or immediately prior to the Effective Time will be assumed by Parent in accordance with Section 1.15 hereof;
     ------------

          (g) immediately after the transfer of the Company Convertible Debenture by Element K to CallCo, without any further act or formality on the part of CallCo, the Company Convertible Debenture will be converted into 7,394,574 Company Shares, or if the Company Reorganization is implemented, 7,394,574 New Common Shares in the capital of the Company; and

          (h)  coincident with the transactions set out above in this Section
                                                                      -------
1.5, Parent, Sub, CallCo, ExchangeCo and the Shareholder Representative will
---
execute the Exchange and Support Agreement (the "Exchange and Support Agreement") in substantially the form attached hereto as Exhibit E, with such
                                                         ---------
changes as the parties hereto may agree in writing;

     1.6       Consideration Payable to the Shareholders. Subject to Sections
               -----------------------------------------             --------
1.8, 1.10, 1.11 and 1.12, each Shareholder shall have the right to elect one of
---------------     ----
the following options:

          (a) a Shareholder may elect to: (A) (i) exchange with CallCo twenty five percent (25%) of the Company Shares held by such Shareholder at the Effective Time in consideration for an amount of cash per Company Share so exchanged equal to the Cash Exchange Ratio; and (ii) exchange with ExchangeCo the remaining seventy-five percent (75%) of the Company Shares held by such Shareholder at the Effective Time in consideration for a number of Exchangeable Shares, in which case ExchangeCo will issue to such Shareholder for each Company Share so exchanged a number of Exchangeable Shares equal to the Share Exchange Ratio; or (B) if the Company Reorganization is implemented in accordance with
Article X hereof, (i) exchange with CallCo all of the New Common Shares held by
---------
such Shareholder at the Effective Time in consideration for an amount of cash for each New Common Share so exchanged equal to the Cash Exchange Ratio; and
(ii) exchange with ExchangeCo all of the Preferred Shares held by such Shareholder at the Effective Time in consideration for a number of Exchangeable Shares, in which case ExchangeCo will issue to such Shareholder for each Preferred Share so exchanged a number of Exchangeable Shares equal to Share Exchange Ratio (collectively, the "Share/Cash Election", and each Shareholder making the Share/Cash Election being referred to as an "Exchanging Shareholder"); or

          (b) a Shareholder may elect to: (A) sell to CallCo all of the Company Shares held by such Shareholder at the Effective Time in consideration for an amount of cash for each Company Share so sold equal to the Cash Exchange Ratio; or (B) if the Company Reorganization is implemented in accordance with Article X
                                                                       ---------
hereof, sell to CallCo all of the Preferred Shares and New Common Shares held by such Shareholder at the Effective Time in consideration for an aggregate amount of cash equal to the number of Preferred Shares and New Common Shares so sold multiplied by the Cash Exchange Ratio (collectively, the "Cash Election", and each Shareholder making, or being deemed to have made, the Cash Election being referred to as a "Tendering Shareholder").

          (c) For illustrative purposes only, an example of the consideration to be paid or allocated to a Shareholder pursuant to the Share/Cash Election and the Cash Election is set forth on Schedule 1.6 hereto.
                                  ------------

          (d) Each Shareholder may exercise either the Cash Election or the Share/Cash at any time following the date hereof until the Election Deadline by executing and delivering to Parent an election in the form set out in Exhibit C.
                                                                      ---------
Any Shareholder who has not made such an election prior to the Election Deadline shall be deemed to have exercised the Cash Election.

     1.7       Consideration Payable to Element K and the Debentureholders.
               -----------------------------------------------------------

          (a)  Subject to Sections 1.8 and 1.10, as consideration for the
                          ------------     ----
Company Convertible Debenture transferred to CallCo pursuant to the Arrangement, Element K will receive (i) an amount of cash equal to the EK Interest Amount plus (ii) an amount of cash equal to the Cash Exchange Ratio multiplied by the total number of Company Shares issuable upon conversion of the Company Convertible Debenture immediately prior to the Closing.

          (b)  Subject to Sections 1.8, 1.10 and 1.12, as consideration for the
                          ------------------     ----
Shareholder Convertible Debentures transferred to CallCo pursuant to the Arrangement, each Debentureholder will be paid such Debentureholder's Debentureholder Cash Payment.

     1.8       Contribution to Escrow. Parent shall cause to be distributed to
               ----------------------
the Escrow Agent an amount of cash representing the Escrow Cash and a certificate or certificates representing the Escrow Shares which shall be registered in the name of the Escrow Agent as nominee for each Indemnifying Securityholder. The Escrow Shares and Escrow Cash shall be held in escrow and shall be available to compensate Parent for certain damages as provided in
Article VII hereof. The Escrow Shares shall be withheld from the Exchangeable Shares otherwise issuable to each Founder pursuant to Section 1.6(a) in an
                                                      --------------
amount equal to each such Founder's Founder Pro Rata Portion of the Escrow Shares. The Escrow Shares so withheld from the Exchangeable Shares otherwise payable to each Founder shall be comprised solely of "Vested Shares" (as defined in each such Founder's Repurchase Agreement). The Escrow Cash shall be withheld from the cash otherwise payable to Element K pursuant to Section 1.7 in an
                                                         -----------
amount equal to ten percent (10%) of the cash otherwise payable to Element K at the Closing (other than the EK Interest Amount), and from the cash otherwise payable to Mark Stirling pursuant to Section 1.6(b) in an amount equal to ten
                                     --------------
percent (10%) of the cash otherwise payable to Mark Stirling at the Closing. To the extent not used for such purposes, such Escrow Shares and Escrow Cash shall be released as provided in Article VII hereof.
                           -----------

     1.9       Waivers. Each Indemnifying Securityholder, for itself and its
               -------
Affiliates, heirs, personal representatives, successors and assigns (collectively, the "Releasors"), hereby forever fully and irrevocably releases and discharges the Parent Parties and the Company and their respective predecessors, successors, subsidiaries, affiliated entities and past and present stockholders (direct and indirect), directors, officers, employees, agents, and representatives (collectively, the "Released Parties") from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, controversies, promises, damages, judgements, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, without limitation, claims for damages, costs, expenses, and attorneys', brokers' and accountants' fees and expenses) that the Releasors can, will or may have against the Released Parties in each case related to or arising from such Indemnifying Securityholder's relationship to the Company as securityholder (but not in any other capacity), whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated and that now exist or may hereafter accrue based on matters now unknown as well as known (collectively, the "Released Claims"), provided that Released Claims shall not include claims arising out of this Agreement. The Releasors hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon any Released Claim. This release will be effective at, and not prior to, the Closing.

     1.10  Withholding Taxes. Any amounts payable to any Securityholder pursuant
           -----------------
to this Article I will be subject to, and reduced by, all amounts required to be
        ---------
withheld under any applicable state, provincial, federal and foreign taxation laws in connection with the acquisition of Company Securities and the exchange of Company Options upon the exercise of Company Options or upon payment of a bonus in the form of Company Shares, if any, to such Securityholder will be subject to, and reduced by, all such amounts required to be withheld in connection with such payment. Without limiting the generality of the foregoing, the following withholding obligations will apply:

           (a) (i)    each Debentureholder that is not a resident of Canada for
purposes of the ITA (a "Non-Resident Debentureholder") will provide to CallCo either a certificate issued pursuant to Section 116 of the ITA in connection with the transfer by the Non-Resident Debentureholder of the Shareholder Convertible Debenture pursuant to Section 1.5(e) hereof or written confirmation
                                  --------------
from the CCRA that no such certificate is required at law in connection with the acquisition by CallCo of the Shareholder Convertible Debentures pursuant to this Agreement;

               (ii) if such a certificate issued by the Minister of National Revenue pursuant to Subsection 116(2) of the ITA is delivered by the Non-Resident Debentureholder to CallCo at or prior to Closing and such certificate fixes a certificate limit (as defined in subsection 116(2) of the ITA) that is not less than the amount of the Debentureholder Cash Payment, the whole in form and substance satisfactory to CallCo, CallCo will remit forthwith to the Non-Resident Debentureholder the Debentureholder Cash Payment;

               (iii) if such a certificate issued by the Minister of National Revenue pursuant to Subsection 116(2) of the ITA is delivered by the Non-Resident Debentureholder to CallCo at or prior to Closing and such certificate fixes a certificate limit that is less than the amount of the Debentureholder Cash Payment, CallCo shall be entitled to withhold twenty-five percent

(25%) of the amount, if any, by which such Debentureholder Cash Payment exceeds the certificate limit;

               (iv) if a certificate is not so delivered at or prior to Closing, CallCo shall be entitled to withhold twenty-five percent (25%) of the Debentureholder Cash Payment;

               (v)    where CallCo has withheld any amount pursuant to Sections
                                                                       --------
1.10(a)(iii) or 1.10(a)(iv) hereinabove and the Non-Resident Debentureholder has
------------    -----------
not complied with the conditions of Section 1.10(a)(vii) below by the Business
                                    --------------------
Day which is the day before the date on which CallCo is required to remit the amount withheld hereunder to the Receiver General of Canada (in this Section
                                                             ---------------
1.10, referred to as the "Remittance Date"), subject to Section 1.10(a)(vi) the
----                                                    -------------------
amount withheld will be paid by CallCo on the Remittance Date to the Receiver General of Canada on account of the Non-Resident Debentureholder's liability for tax pursuant to Section 116 of the ITA and shall also be credited to CallCo as a payment to the Debentureholder on account of the Debentureholder Cash Payment attributable to such Non-Resident Debentureholder for the purchase of the Shareholder Convertible Debenture. Interest, if any, earned on such amount withheld, as well as the balance of any amount withheld which is not required to be remitted to the Receiver General of Canada, shall be paid forthwith to the Non-Resident Debentureholder;

               (vi)   where CallCo has withheld an amount pursuant to Sections
                                                                      --------
1.10)(a)(iii) or 1.10(a)(iv) and if the Non-Resident Debentureholder delivers to
-------------    -----------
CallCo after the Closing, but prior to the Remittance Date, a certificate issued by the Minister of National Revenue under Subsection 116(2) of the ITA and such certificate fixes a certificate limit which is less than the amount of the Debentureholder Cash Payment, CallCo shall pay forthwith to the Non-Resident Debentureholder upon delivery to CallCo of such certificate such portion of the amount withheld hereunder equal to the amount of the excess , if any, of:

                      (A) the amount of the Debentureholder Cash Payment that CallCo has withheld pursuant to Sections 1.10(a)(iii) or 1.10(a)(iv)
                                ---------------------    -----------
hereinabove, together with interest, if any, that may have been earned on such amounts withheld, over

                      (B) the amount equal to twenty-five percent (25%) of (A-B), where A is the amount of the Debentureholder Cash Payment and B is the amount of such certificate limit.

               (vii) If the Non-Resident Debentureholder delivers to CallCo after the Closing, but prior to the Remittance Date, either a certificate issued by the Minister of National Revenue under Subsection 116(2) of the ITA with a certificate limit which is no less than the amount of the Debentureholder Cash Payment or a certificate issued by the Minister of National revenue under subsection 116(4) of the ITA, CallCo shall pay forthwith to the Non-Resident Debentureholder upon delivery to CallCo of such certificate any amount that CallCo has withheld pursuant to Sections 1.10(a)(iii) or 1.10(a)(iv)
                                ---------------------    -----------
hereinabove, as well as interest, if any, earned on such amounts withheld;

          (b)  (i)    Each Shareholder that is not a resident of Canada for
purposes of the ITA (a "Non-Resident Vendor") will provide to CallCo a certificate issued pursuant to Subsection

116 of the ITA in connection with the transfer by such Non-Resident Vendor of Company Shares to CallCo pursuant to Section 1.5(b) hereof;
                                     --------------

               (ii) if such a certificate issued by the Minister of National Revenue pursuant to Subsection 116(2) of the ITA is delivered by the Non-Resident Vendor to CallCo at or prior to Closing and such certificate fixes a certificate limit that is not less than the aggregate amount of the cash consideration payable by CallCo to the Non-Resident Vendor pursuant to Section
                                                                       -------
1.6(b) hereof (such amount is referred to herein as the "CallCo Proceeds"), the
------
whole in form and substance satisfactory to CallCo, CallCo will remit the CallCo Proceeds forthwith to the Non-Resident Vendor;

               (iii) If such certificate issued by the Minister of National Revenue pursuant to Section 116(2) of the ITA is delivered by the Non-Resident Vendor to CallCo at or prior to Closing and such certificate fixes a certificate limit that is less than the amount of the CallCo Proceeds, CallCo will be entitled to withhold, twenty-five percent (25%) of the amount, if any, by which the CallCo Proceeds exceed the certificate limit;

               (iv) if a certificate is not so delivered at or prior to Closing, CallCo will be entitled to withhold twenty-five percent (25%) of the CallCo Proceeds;

               (v)    where CallCo has withheld any amount pursuant to Sections
                                                                       --------
1.10(b)(iii) or 1.10(b)(iv) hereinabove and the Non-Resident has not complied
------------    -----------
with the conditions of Section 1.10(b)(vii) below by the Business Day which is
                       --------------------
the Remittance Date subject to Section 1.10(b)(vi) below, such portion of the
                               -------------------
amount withheld equal to the equivalent, in Canadian dollars (as computed on the Closing Date), of twenty-five percent (25%) of the CallCo Proceeds where such amounts were withheld hereunder pursuant to Section 1.10(b)(iv) or twenty-five
                                            -------------------
percent (25%) of the difference between the cost to CallCo of those Company Shares and the certificate limit where such amounts were withheld hereunder pursuant to Section 1.10(b)(iii) hereof, will be remitted by CallCo on the
            --------------------
Remittance Date to the Receiver General of Canada on account of the Non-Resident Vendor's liability for tax pursuant to Section 116 of the ITA and shall also be credited to CallCo as a payment to the Vendor on account of the CallCo Proceeds payable to such Non-Resident Vendor pursuant to Section 1.6 hereof for the
                                                -----------
purchase of the Company Shares. Interest, if any, earned on such amount withheld, as well as the balance of any amount withheld which is not required to be remitted to the Receiver General of Canada, shall be paid forthwith to the Non-Resident Vendor;

               (vi) if the Non-Resident Vendor delivers to CallCo after the Closing, but prior the Remittance Date, a certificate issued by the Minister of National Revenue under Subsection 116(2) of the ITA and such certificate fixes a certificate limit which is less than the amount of the CallCo Proceeds, CallCo shall pay forthwith to the Non-Resident Vendor upon delivery to CallCo of such certificate such portion of the CallCo Proceeds withheld hereunder equal to the amount of the excess, if any, of:

                      (A) the amount of the CallCo Proceeds that CallCo has withheld pursuant to Sections 1.10(b)(iii) or 1.10(b)(iv) hereinabove, together
                     ---------------------    -----------
with interest, if any, that may have been earned on such amounts withheld, over

                      (B) the amount equal to twenty-five percent (25%) of (A-B), where A is the amount of the CallCo Proceeds and B is the amount of such certificate limit;

               (vii)  where an amount has been withheld by CallCo pursuant to
Section 1.10(b)(iii) or 1.10(b)(iv) and the Non-Resident Vendor delivers to CallCo after the Closing, but prior to the Remittance Date, either a certificate issued by the Minister of National Revenue under Subsection 116(2) of the ITA with a certificate limit which is not less than the amount of the CallCo Proceeds or a certificate issued by the Minister of National Revenue under subsection 116(4) of the ITA, CallCo shall pay forthwith to the Non-Resident Vendor upon delivery to CallCo of such certificate any amount that CallCo has withheld pursuant to Sections 1.10(b)(iii) or 1.10(b)(iv) or 1.10(b)(vi)
                     ---------------------    -----------    -----------
hereinabove, as well as interest, if any, earned on such amounts withheld;

          (c)  (i)    each Non-Resident Vendor who has elected for the
Share/Cash Election will provide to ExchangeCo on or before Closing a certificate issued pursuant to Subsection 116 of the ITA in connection with the transfer by the Non-Resident Vendor of Company Shares to ExchangeCo pursuant to
Section 1.5(c) hereof;
--------------

               (ii) if such certificate issued by the Minister of National Revenue pursuant to Subsection 116(2) of the ITA is delivered by the Non-Resident Vendor to ExchangeCo at or prior to Closing and such certificate fixes a certificate limit that is not less than the amount determined by multiplying the number of Exchangeable Shares receivable by the Non-Resident Vendor from ExchangeCo pursuant to Section 1.6(a)(iii) hereof by the greater of (A) US$28.00
                       -------------------
and (B) the price at which the Parent Common Stock last traded on the Business Day immediately before Closing (the "ExchangeCo Proceeds"), the whole in form and substance satisfactory to ExchangeCo, ExchangeCo will issue forthwith to the Non-Resident Vendor the Exchangeable Shares to which such Non-Resident Vendor is entitled to pursuant to Section 1.6(a) hereof;
                        --------------

               (iii) if such a certificate issued by the Minister of National Revenue pursuant to Subsection 116(2) of the ITA is delivered by the Non-Resident Vendor to ExchangeCo at or prior to Closing and such certificate fixes a certificate limit that is less than the amount of the ExchangeCo Proceeds, ExchangeCo will be entitled to withhold from the consideration payable such number of Exchangeable Shares, the aggregate fair market value of which is equal to thirty (30%) of the amount, if any, by which the ExchangeCo Proceeds exceed the certificate limit;

               (iv) if a certificate is not so delivered at or prior to Closing, ExchangeCo will be entitled to withhold from the consideration payable such number of Exchangeable Shares, the aggregate fair market value of which is equal to thirty percent (30%) of the ExchangeCo Proceeds;

               (v) where ExchangeCo has withheld any amount pursuant to Sections 1.10(c)(iii) or 1.10(c)(iv) hereinabove and the Non-Resident has not
---------------------    -----------
complied with the conditions of Section 1.10(c)(vii) below by the Business Day
                                --------------------
which is the Remittance Date, which ExchangeCo is required to remit an amount withheld hereunder to the Receiver General, subject to Section 1.10(c)(vi)
                                                       -------------------
below, such portion of the amount withheld equal to the equivalent, in Canadian dollars (as computed on the Closing Date), of twenty-five percent (25%) of the ExchangeCo Proceeds where amounts were withheld hereunder pursuant to Section
                                                                      -------
1.10(c)(iv) or twenty-five percent (25%) of the difference between the cost to
-----------
ExchangeCo Proceeds and the certificate limit where such amounts were withheld hereunder pursuant to Section 1.10(c)(iii), will be remitted by
                      --------------------

ExchangeCo on the Remittance Date to the Receiver General of Canada on account of the Non-Resident Vendor's liability for tax pursuant to Section 116 of the ITA and shall also be credited to ExchangeCo as a payment to the Non-Resident Vendor on account of the ExchangeCo Proceeds payable to such Non-Resident Vendor pursuant to Section 1.6 hereof for the purchase of the Company Shares. Interest,
            -----------
if any, earned on such amount withheld, as well as the balance of any amount withheld which is not required to be remitted to the Receiver General of Canada, shall be paid forthwith to the Non-Resident Vendor;

                    (vi) if the Non-Resident Vendor delivers to ExchangeCo after the Closing, but prior to the Remittance Date, a certificate issued by the Minister of National Revenue under Subsection 116(2) of the ITA and such certificate fixes a certificate limit which is less than the amount of the ExchangeCo Proceeds, ExchangeCo shall pay forthwith to the Non-Resident Vendor upon delivery to ExchangeCo of such certificate such portion of the ExchangeCo Proceeds withheld hereunder equal to the amount of the excess , if any, of:

                              (A)  the value of the ExchangeCo Proceeds that
ExchangeCo has withheld pursuant to Sections 1.10(c)(iii) or 1.10(c)(iv)
                                    ---------------------    -----------
hereinabove, over

                              (B)  the amount equal to thirty percent (30%) of
(A-B), where A is the amount of the ExchangeCo Proceeds and B is the amount of such certificate limit;

                    (vii) if the Non-Resident Vendor delivers to ExchangeCo after the Closing, but prior to the Remittance Date, either a certificate issued by the Minister of National Revenue under Subsection 116(2) of the ITA with a certificate limit which is not less than the amount of the ExchangeCo Proceeds or a certificate issued by the Minister of National Revenue under Subsection 116(4) of the ITA, ExchangeCo shall pay forthwith to the Non-Resident Vendor upon delivery to ExchangeCo of such certificate any amount that ExchangeCo has withheld pursuant to Sections 1.10(c)(iii) or 1.10(c)(iv) or 1.10(c)(vi)
                     ---------------------    -----------    -----------
hereinabove, as well as interest, if any, earned on such amounts withheld;

                    (viii) ExchangeCo will be entitled to use any such portion of the ExchangeCo Proceeds withheld hereunder as is necessary in order for ExchangeCo to generate sufficient funds to fulfill its remittance obligations towards the Receiver General of Canada and any amounts so remitted by ExchangeCo to the Receiver General of Canada will be paid on account of the Non-Resident Vendor's liability for tax pursuant to Section 116 of the ITA. Any amounts to be paid to the Receiver General of Canada pursuant to Section 1.10(c)
                                                                 ---------------
hereof will be satisfied by cash and ExchangeCo may (except to the extent that the Non-Resident otherwise funds the amounts required to be paid by ExchangeCo to the Receiver General of Canada in a manner that is satisfactory to ExchangeCo acting reasonably) generate the required amount of cash by exchanging such number of Exchangeable Shares withheld pursuant to Section 1.10(c) hereof into
                                                   ---------------
Parent Common Stock and then selling such Parent Common Stock on behalf of the Non-Resident Vendor, as will generate net proceeds in an amount sufficient to satisfy the full amount to be paid to the Receiver General of Canada.

     1.11   Fractional Shares. No fraction of an Exchangeable Share will be
            -----------------
issued, but in lieu thereof, any fractional share (after aggregating all fractional Exchangeable Shares to be received by each Shareholder) will be rounded to the nearest whole Exchangeable Share (with 0.5 being rounded

up); provided, however, that this Section 1.11 shall not apply to any Parent
                                  ------------
Option granted pursuant to the terms of this Agreement.

     1.12 Shareholder Loans. In the event that any Shareholder has outstanding
          -----------------
loans from the Company as of the Closing,

          (a) the number of Exchangeable Shares payable to an Exchanging Shareholder will be reduced by such number of Exchangeable Shares equal to the outstanding principal plus accrued interest of such Shareholder's loans as of the Closing Date divided by the Trading Price, and if required, by an amount of cash payable to such Exchanging Shareholder equal to the remaining outstanding principal plus accrued interest of such Exchanging Shareholder's loans as of the Closing Date; and

          (b) the amount of cash payable to a Tendering Shareholder will be reduced by an amount equal to the outstanding principal plus accrued interest of such Tendering Shareholder's loans as of the Closing Date.

          (c) The principal amount and accrued and unpaid interest of each such Shareholder loan, if any, as of the date hereof is set forth in Section 1.12 of
                                                                ------------
the Disclosure Schedule. Not later than three (3) Business Days prior to the anticipated Closing Date, the Company shall provide Parent with an update to
Section 1.12 of the Disclosure Schedule setting forth the expected amounts of
------------
principal and accrued and unpaid interest of each such Shareholder loan as of the anticipated Closing Date.

     1.13 Lost, Stolen or Destroyed Certificates. In the event any certificates
          --------------------------------------
evidencing any of the Company Shares shall have been lost, stolen or destroyed, ExchangeCo or CallCo, as the case may be, will pay in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such consideration, if any, as may be required pursuant to Section 1.6 hereof; provided, however, that ExchangeCo or CallCo, as the case
   -----------
may be, may, in its discretion and as a condition precedent to the payment of the said consideration, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may direct against any claim that may be made against ExchangeCo or CallCo, as the case may be, with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.14 Legends. The Exchangeable Shares to be issued hereunder will be
          -------
subject to the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN EXCHANGE AND SUPPORT AGREEMENT AMONG, INTER ALIA, THE HOLDER OF THIS CERTIFICATE AND THE CORPORATION."

     In addition, Parent may place on the certificates representing Exchangeable Shares issued pursuant to this Agreement any other legends required by applicable law.

     1.15 Assumption of Company Options.
          -----------------------------

          (a) Effective upon Closing, each Company Option will be exchanged and converted by Parent into a Parent Option. Each Company Option so exchanged and converted by Parent pursuant to this Section 1.15(a) will continue to have, and
                                     ---------------
be subject to, the same terms and conditions (subject to Section 5.16, including
                                                         ------------
vesting terms) set forth in the Plan, and the option agreements relating thereto, as in effect immediately prior to the Closing, except that (i) such assumed Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of Company Shares that were issuable upon exercise of such Company Option immediately prior to the Closing multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient obtained by dividing the exercise price per share of Company Shares at which such assumed Company Option was exercisable immediately prior to the Closing Date by the Option Exchange Ratio, rounded up to the nearest whole cent. No Company Option will be exercisable until the registration statement on Form S-8 described in Section
                                                                      -------
5.10 hereof is effective.
----

          (b) Prior to the Closing, the Company and Parent will take all action necessary to effect the transactions anticipated by Section 1.15(a) under all
                                                    ---------------
Company Option agreements and any other plan or arrangement of the Company related thereto.

          (c) As soon as practicable following the Closing, Parent will deliver to each holder of a Company Option to be exchanged and converted by Parent pursuant to Section 1.15(a) hereof a document in a form substantially similar to
            ---------------
the form previously provided to the Company evidencing the conversion of such Company Option to a Parent Option, and each former holder of a Company Option so converted by Parent will acknowledge the receipt of the Parent Option in exchange for such holder's Company Option.

     1.16 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to ensure that the Company retains full right, title and possession to all of its assets, property, rights, privileges, powers and franchises, Parent, the Indemnifying Securityholders and the officers and directors of the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II
                                  ----------


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------
                        AND THE PRINCIPAL SHAREHOLDERS
                        ------------------------------

     The Company and each of the Principal Shareholders hereby jointly and severally represents and warrants (except that representations and warranties that relate only to an individual Principal Shareholder will be deemed to be made only by such Principal Shareholder) as follows to the Parent Parties, and acknowledges and confirms that the Parent Parties are relying on the representations and warranties in connection with the Acquisition, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company and the Principal Shareholders to Parent and dated as of the date hereof

(the "Disclosure Schedule"), as of the date hereof and as of the Closing as though made at the Closing.

     2.1 Organization of the Company. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the province of Ontario, Canada. The Company has the corporate power to own and operate its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. The Company has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Section 2.1(c)
                                                                 --------------
of the Disclosure Schedule lists the officers of the Company and Section 2.1(b)
                                                                 --------------
of the Disclosure Schedule lists the directors of the Company. Except as set forth in Section 2.1(c) of the Disclosure Schedule, the operations now being
         --------------
conducted by the Company are not now and have never been conducted by the Company under any other name.

     2.2       Company Capital Structure.
               -------------------------

          (a) Subject to the implementation of the Company Reorganization pursuant to Article X hereof, the authorized share capital of the Company
            ---------
consists of an unlimited number of common shares, of which only 32,725,490 common shares are issued and outstanding as of the date hereof. As of the date hereof, the capitalization of the Company is as set forth in Section 2.2(a) of
                                                             --------------
the Disclosure Schedule. The total number of Company Securities outstanding as of immediately prior to the Closing (assuming the conversion, exercise or exchange of all securities, including the Company Convertible Debenture and the Shareholder Convertible Debentures, convertible into, or exercisable or exchangeable for, Company Shares, the exercise of all Company Options and that the Company Reorganization provided for in Article X is not implemented) will be
                                           ---------
as set forth in Section 2.2(a) of the Disclosure Schedule indicating in each
                --------------
case the taxpayer identification number of, and the country in which such persons are resident for tax purposes. The Company Securities are held by the persons with the domicile addresses and in the amounts set forth in Section
                                                                    -------
2.2(a) of the Disclosure Schedule. All outstanding Company Shares are duly
------
authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles or by-laws of the Company (as amended from time to time), or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with all applicable securities laws. Schedule A sets forth, as of the date hereof, all of the
                 ----------
holders of the Company Shares and the amount of Company Shares owned by each such Shareholder. All outstanding Company Securities and Company Options have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any shareholder of the Company) in compliance with all applicable federal, state, provincial, foreign, or local statutes, laws, rules, or regulations, including all applicable securities laws. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or Loss (as defined in Section 7.2 hereof) relating to or arising out
                                  -----------
of the issuance or repurchase of any Company Securities or Company Options, or out of any agreements or arrangements relating thereto. There are no declared or accrued but unpaid dividends with respect to any of the Company Shares. The Company has no shares in its capital authorized, issued or outstanding other than the Company Shares. No vesting provisions applicable to any shares of Company Restricted Shares, to Company Options, or to any other rights to purchase Company Shares will accelerate as a result of the Acquisition.

          (b) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved an unlimited number of Company common shares for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Plan, of which (i) 1,448,012 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Plan, and (ii) no shares have been issued, as of the date hereof, upon the exercise of options granted under the Plan.
Section 2.2(b) of the Disclosure Schedule sets forth for each outstanding
--------------
Company Option, the name of the holder of such option, the domicile address of such holder, the number of Company common shares issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the vesting of such option will be accelerated by the transactions contemplated by this Agreement. Except for the Company Options, the Shareholder Convertible Debentures and the Company Convertible Debenture, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Shares or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby or as set forth in Schedule 2.2(b), there are no voting
                                       ---------------
trusts, proxies, or other agreements or understandings with respect to the voting securities of the Company. As a result of the Acquisition and the other transactions contemplated by this Agreement (including the assumption of Company Options pursuant to Section 1.15), Parent will be the indirect beneficial holder
                    ------------
(through CallCo and ExchangeCo) of all issued and outstanding Company Securities and all rights to acquire or receive any Company Shares, whether or not such shares are outstanding.

     2.3       Subsidiaries. Other than ISOPIA Corp. and ISOPIA Limited (each, a
               ------------
"Subsidiary", and together, the "Subsidiaries"), the Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has never otherwise owned, any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. ISOPIA Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. ISOPIA Limited is a company duly organized, validly existing and in good standing under the laws of England and Wales. Each of the Subsidiaries has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. Each of the Subsidiaries is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. A true and correct copy of each Subsidiary's charter documents and bylaws, each as amended to date, has been delivered to Parent. Section 2.3 of
                                                               -----------
the Disclosure Schedule lists the directors and officers of each of the Subsidiaries as of the date of this Agreement. All of the shares of capital stock of each Subsidiary are owned of record and beneficially by the Company. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any Subsidiary is a party or by which it is bound obligating any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of any Subsidiary or obligating any Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any Subsidiary.

     2.4       Authority. The Company and each of the Principal Shareholders
               ---------
have all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.4) to which it or
                                                   -----------
he, as the case may be, is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, except with respect to the consummation of the Arrangement, which shall be subject to approval of the Voting Securityholders, the Court and the Director. This Agreement and the Acquisition have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company and/or the Principal Shareholders is/are a party has been duly executed and delivered by the Company and each of the Principal Shareholders, as the case may be, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company and each of the Principal Shareholders, as the case may be, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. For all purposes of this Agreement, the term "Related Agreements" means the Exchange and Support Agreement, Affiliate Agreements, Non-Competition Agreements and Repurchase Agreements.


     2.5       No Conflict. The execution and delivery by the Company and each
               -----------
of the Principal Shareholders of this Agreement and any Related Agreement to which the Company and/or any of the Principal Shareholders is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in or require the creation of any Lien upon any of the Company Shares or any properties of the Company and will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the articles or by-laws of the Company or any Subsidiary (as amended), (ii) any mortgage, hypothecation, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "Contract" and collectively the "Contracts") to which the Company or any Subsidiary or any of their properties or assets (whether tangible or intangible), or any of the Principal Shareholders, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or any of their properties (whether tangible or intangible) or assets, or applicable to any of the Principal Shareholders. The Company and each Subsidiary are in compliance with and have not breached, violated or defaulted under, or received notice that either the Company or any Subsidiary has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor does the Company or any Principal Shareholder have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each

Contract is in full force and effect, and neither the Company nor any Subsidiary is subject to any default thereunder, nor to the Knowledge of the Company or the Principal Shareholders is any party obligated to the Company or any Subsidiary pursuant to any such Contract subject to any default thereunder. Following the Closing, the Company and each Subsidiary will be permitted to exercise all of their rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company and the Subsidiaries would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

     2.6       Consents. Except for the approval of the Voting Securityholders,
               --------
the Court and the Director with respect to the Arrangement and except as set forth in Section 2.6 of the Disclosure Schedule, no consent, waiver, approval,
         -----------
order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party is required by or with respect to the Company, any Subsidiary and/or the Principal Shareholders in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company, any Subsidiary and/or a Principal Shareholder is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws. The Company has obtained, or will obtain prior to the Closing, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Acquisition, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Closing.

     2.7       Company Financial Statements. Section 2.7 of the Disclosure
               -----------------------------------------
Schedule sets forth the Company's unaudited balance sheet as of May 31, 2001 (the "Current Balance Sheet"), and the related unaudited statement of operations, shareholders' equity (deficit) and cash flows for the four-month period then ended (the "Current Financials"), as well as the audited balance sheets, statements of operations, shareholders' equity (deficit) and cash flows for each of the years ended December 31, 2000 and December 31, 1999 and the period since the Company's inception through December 31, 1998 with the accompanying reports of KPMG LLP, independent certified public accountants, (the "Financials"). The Financials, together with the notes thereto, are true and correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Current Financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the Company's financial condition and operating results as of the dates and during the periods indicated therein, subject, in the case of the Current Financials, to normal year-end adjustments, that are not material in amount or significance in any individual case or in the aggregate.

     2.8       No Undisclosed Liabilities. Neither the Company nor any
               --------------------------
Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), that individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since May 31, 2001.

     2.9       No Changes. Other than as disclosed in Section 2.9 of the
               ----------
Disclosure Schedule, since May 31, 2001, there has not been, occurred or arisen any:

          (a) transaction by the Company or any Subsidiary except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the certificate or articles of incorporation, bylaws or other charter documents of the Company or any Subsidiary other than as a result of the implementation of the Arrangement or the Company Reorganization pursuant to Article X hereof;
                                       ---------

          (c) capital expenditure or commitment by the Company or any Subsidiary exceeding US$10,000 individually or US$25,000 in the aggregate;

          (d) payment, discharge or satisfaction, in any amount in excess of US$10,000 in any one case, or US$25,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

          (e) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company or any Subsidiary (whether or not covered by insurance);

          (f) cessation of the Company's or any Subsidiary's operations, failure to maintain the Company's or any Subsidiary's business, properties, assets consistently with past practices, or failure to retain and preserve the goodwill of the business of the Company or any Subsidiary;

          (g) labor trouble or claim of wrongful discharge or other unlawful labor practice or action with respect to the Company or any Subsidiary;

          (h)  removal of any director or auditor or termination of any officer;

          (i) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any Subsidiary other than as required by GAAP;

          (j) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (k) revaluation by the Company or any Subsidiary of any of its assets (whether tangible or intangible);

          (l) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Securities, or any split, combination or reclassification in respect of any Company Securities, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for Company Securities, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any Company

Securities (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options or as a result of the implementation of the Company Reorganization pursuant to Article X hereof;
                           ---------

          (m) increase in the salary or other compensation payable or to become payable by the Company or any Subsidiary to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company or any Subsidiary of a severance payment, termination payment, indemnity in lieu of notice, change-of-control award, bonus or other additional salary or compensation to any such person;

          (n) agreement, contract, covenant, instrument, lease, license or commitment, other than as disclosed pursuant to Section 2.9(v), to which the
                                                --------------
Company or any Subsidiary is a party or by which they or any of their assets (whether tangible or intangible) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any Subsidiary is a party or by which they or any of their assets are bound;

          (o) sale, lease, license or other disposition of any of the material assets (whether tangible or intangible) or material properties of the Company or any Subsidiary, including, but not limited to, the sale of any accounts receivable of the Company or any Subsidiary, or any creation of any security interest in such material assets or material properties;

          (p) loan by the Company or any Subsidiary to any person or entity, incurring by the Company or any Subsidiary of any indebtedness, guaranteeing by the Company or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

          (q) waiver or release of any right or claim of the Company or any Subsidiary, including any write-off or other compromise of any account receivable of the Company or any Subsidiary;

          (r) commencement, settlement, notice or, to the Knowledge of the Company or the Principal Shareholders, threat of any lawsuit or proceeding or other investigation against or affecting the Company or any Subsidiary or their affairs, or affecting the Shares, or any reasonable basis for any of the foregoing;

          (s) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in
Section 2.13 hereof) owned by or developed or created by the Company or of
------------
infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13 hereof);
           ------------

          (t) issuance or sale, or contract to issue or sell, by the Company of any Company Shares or securities convertible into, or exercisable or exchangeable for, Company Shares, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Shares upon the exercise of any such warrants, options or rights of purchase;

          (u) (i) sale or license of any Company Intellectual Property or execution of any agreement with respect to the Company Intellectual Property except non-exclusive licenses entered into in accordance with the ordinary course of business consistent with past practices and standard licensing terms with any person or entity or with respect to the Intellectual Property of any person or entity, or (ii) purchase or license of any Intellectual Property or execution of any agreement with respect to the Intellectual Property of any person or entity except non-exclusive licenses entered into in accordance with the ordinary course of business consistent with past practices and standard licensing terms, (iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (v) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company or any Subsidiary;

          (w) event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company or any Subsidiary;

          (x) hiring of employees or the making of any offers to potential employees; or

          (y) agreement by the Company or any Subsidiary, or any officer or employees on behalf of the Company or any Subsidiary, to do any of the things described in the preceding Sections 2.9(a) through 2.9(x) (other than
                           ---------------         ------
negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

     2.10 Tax Matters.
          -----------

          (a)  Definition of Taxes. For the purposes of this Agreement, the term
               -------------------
"Tax" or, collectively, "Taxes" means (i) any and all federal, state, provincial, municipal, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities including Canada Pension Plan and any provincial pension plan contributions and unemployment insurance contributions and employment insurance contributions including taxes based upon or measured by gross receipts, income, profits, sales, capital use and occupation, goods and services, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.10(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) The Company and each Subsidiary have correctly computed all Taxes, prepared and duly and timely filed all federal, provincial, local and foreign returns, estimates, information statements and reports ("Tax Returns"), required to be filed by them, have timely paid all Taxes that are due and payable, have made adequate provision in the Current Balance Sheet and will make adequate provision in the Interim Balance Sheet, if any, and the Closing Date Balance Sheet or in any other financial record which is required to be produced by the Company or any Subsidiary pursuant to this Agreement, for the payment of all Taxes payable for any taxation year or period ending on or prior to the Closing Date. The Company and each Subsidiary have also made adequate and timely installments of Taxes required to be made.

          (ii) With respect to any periods for which Tax Returns have not yet been required to be filed or for which Taxes are not yet due and payable, the Company and each Subsidiary have only incurred liabilities for Taxes in the ordinary course of their business and in a manner and at a level consistent with prior periods. All such Taxes, including Taxes for the period between December 31, 2000 and the Closing Date have been reflected as a current liability on the Current Balance Sheet and will be reflected as a current liability on the Interim Balance Sheet, if any, and the Closing Date Balance Sheet or on any other financial record which is required to be produced by the Company or any Subsidiary pursuant to this Agreement.

          (iii) All Tax Returns in respect of income taxes of the Company and each Subsidiary have been assessed (where applicable) through and up to the date hereof, and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return or the payment of any Tax by the Company or any Subsidiary or any outstanding objections to any assessment or reassessment of Taxes. Any deficiencies proposed as a result of such assessments or reassessments of such Tax Returns through and including the date hereof have been paid and settled.

          (iv) There are no contingent Tax liabilities with respect to the Company or any Subsidiary nor any grounds which could prompt an assessment or reassessment, including, but without limitation, aggressive treatment of income, expenses, deductions, credits or other amounts in the filing of earlier or current Tax Returns, nor has the Company or any Subsidiary received any indication from any taxation authorities that an assessment or reassessment of Tax is proposed or imminent.

          (v) The Company and each Subsidiary have withheld from each payment made to any of their past and present shareholders, directors, officers, employees, agents and creditors (including, without limitation, Element K, EK Holdings and their Affiliates) the amount of all Taxes, deductions or other amounts required to be withheld and have paid such amounts when due, in the form required under the appropriate legislation, or made adequate provision for the payment of such amounts to the proper receiving authorities.

          (vi) The Company and each Subsidiary have collected from each amount received from any of its past and present customers (or other persons paying amounts to the Company including any Subsidiary) the amount of all Taxes (including goods and services tax and provincial sales taxes) required to be collected and has remitted such Taxes when due, in the form required under the appropriate legislation, or made adequate provision for the payment of such amounts to the proper receiving authorities.

          (vii) Neither the Company nor any Subsidiary is subject to any assessments, levies, penalties or interest with respect to Taxes that will result in any liability on either the Company's or any Subsidiary's part in respect of any period ending on or prior to the Closing Date, in excess of the amount provided for in the Current Balance Sheet or to be provided for in the Interim Balance Sheet, if any, and the Closing Date Balance Sheet or in any other financial record that is required to be produced by the Company or any Subsidiary pursuant to this Agreement.

          (viii) The Company has not been and is not currently required to file any returns, reports, elections, designations or other filings with any taxation authority located in any jurisdiction outside Canada or outside the province of Ontario.

          (ix) The Company has not filed nor has been party to any election pursuant to Sections 83 or 85 of the ITA or the corresponding provisions of any provincial statute.

          (x) The Company has not at any time benefited from a forgiveness of debt or entered into any transaction or arrangement (including conversion of debt into shares of its share capital) that could result in the application of
Section 80 and following of the ITA.

          (xi) All research and development investment tax credits ("ITCs") and expenditures that were claimed by the Company were claimed in accordance with the ITA and the relevant provincial legislation, and the Company has satisfied at all times the relevant criteria and conditions entitling it to such ITCs and expenditures. All refunds of ITCs received or receivable by the Company in any financial year were claimed in accordance with the ITA and the relevant provincial legislation and the Company has satisfied at all times the relevant criteria and conditions entitling it to claim a refund of such ITCs.

          (xii) From its date of incorporation through December 31, 2000, the Company has been a "Canadian controlled private corporation" within the meaning of the ITA.

          (xiii) Except for those entities listed in Section 2.3 of this
                                                     -----------
Agreement, the Company is not, nor has it been at any time, associated (within the meaning of the ITA) with any other corporation.

          (xiv) There are (and immediately following the Closing Date there will be) no Liens on the assets of the Company or on those of any of its Subsidiaries relating to or attributable to Taxes.

          (xv) As of the Closing Date, other than with respect to Company Options, there will not be any contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of the Company or of any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or by any of its Subsidiaries as an expense under applicable law other than reimbursements of a reasonable amount of entertainment expenses and other non deductible expenses that are commonly paid by similar businesses in reasonable amounts.

          (xvi) The tax basis of the assets of the Company and that of the assets of each Subsidiary (and the undepreciated capital cost of such assets) for purposes of determining future amortization, depreciation and other federal and provincial income tax deductions is accurately reflected on the Tax Returns and records of the Company and each Subsidiary.

           (xvii) The Company has not acquired property or services from, nor has it disposed of property or provided services to a person with whom it does not deal at arm's length (within the meaning of the ITA) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the ITA.

           (xviii) No audit or other examination of any Return of the Company or of any Subsidiary is presently in progress, nor has the Company or any Subsidiary been notified of any request for such an audit or other examination.

           (xix) Neither the Company nor any of the Subsidiaries has (a) ever been a member of an affiliated or consolidated group of corporations for tax filing purposes, (b) ever been a party to any tax sharing, indemnification or allocation agreement, (c) any liability for the Taxes of any person (other than Company or any of the Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

     2.11  Restrictions on Business Activities. There is no agreement (non-
           -----------------------------------
competition oR otherwise), commitment, judgment, injunction, order or decree to which the Company or any Subsidiary is a party or otherwise binding upon the Company or any Subsidiary that has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any Subsidiary, any acquisition of property (tangible or intangible) by the Company or any Subsidiary, the conduct of business by the Company or any Subsidiary, or otherwise limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any person. Except as disclosed in Section
                                                                       -------
2.11 of the Disclosure Schedule, without limiting the generality of the
----
foregoing, neither the Company nor any Subsidiary has entered into any agreement under which the Company or any Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

     2.12  Title to Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment. Neither the Company nor any Subsidiary owns any real property, nor
---------
has the Company nor any Subsidiary ever owned any real property. Neither the Company nor any Subsidiary is subject to any agreement or option to own any real property or any interest in any real property. Section 2.12(a) of the Disclosure
                                               ---------------
Schedule sets forth a list of all real property currently leased by the Company or any Subsidiary or otherwise used or occupied by the Company or any Subsidiary for the operation of the Company's or any Subsidiary's business (the "Leased Real Property"), the name of the lessor, the date of the lease and each amendment thereto, a description of the leased premises (by municipal address and proper legal description), the term of the lease, any rights of renewal and the term thereof, and any restrictions on assignment or change of control of the Company and, with respect to any current lease, the aggregate annual rental payable under any such lease. Neither the Company nor any Subsidiary is a party to, or under any agreement to become a party to, any lease with respect to real property other than as listed in Section 2.12(a) of the Disclosure Schedule. All
                                 ---------------
such current leases are in good standing, create a good and valid leasehold estate in the Leased Real Property and are in full force and effect, valid and enforceable in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event, including the Acquisition, that with notice or lapse of time, or both, would constitute a default). All such current leases (or a notice in respect of such leases) have been properly registered in the appropriate land registry office. All rents and additional rents in respect of such current leases have been paid prior to the date thereof. To the Knowledge of the Company, all of the covenants to be performed by any party under such leases have been fully performed.

          (a) The Company has provided Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof ("Lease Agreements"). The Closing will not affect the enforceability against any person of any such Lease Agreement or the rights of the Company or any Subsidiary to the continued use and possession of the real property for the conduct of business as presently conducted.

          (b) Each of the Company and each Subsidiary has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

          (c) The buildings, plants, structures, equipment and other tangible personal property of the Company and each Subsidiary (including the Buildings and Fixtures) are structurally sound, in good operating condition and repair having regard to their use and age, are maintained in a manner consistent with standards generally followed with respect to similar properties, and are adequate and suitable for the uses to which they are being put. None of such buildings, plants, structures, equipment or other property are in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost. The Company and each Subsidiary have adequate rights of ingress and egress into and from all of the Leased Real Property for the operation of the Company's and each Subsidiary's business in the ordinary course.

          (d)  Section 2.12(d) of the Disclosure Schedule lists all material
               ---------------
items of equipment (the "Equipment") owned or leased by the Company and each Subsidiary, and such Equipment is (i) adequate for the conduct of the business of the Company and each Subsidiary as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (e) No Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming such for the purchase or other acquisition from the Company of any of the Equipment.

          (f) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists and other customer information, including customer correspondence and customer licensing and purchasing histories, relating to the Company's and each Subsidiary's current and former customers other than rights customers typically have to their own information

(the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

          2.13 Intellectual Property.
               ---------------------

               (a)  Section 2.13(a) of the Disclosure Schedule (i) lists all
                    ---------------
Registered Intellectual Property owned by, or filed in the name of, the Company or any Subsidiary (the "Company Registered Intellectual Property") and (ii) lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO"), the Canadian Intellectual Property Office (the "CIPO") or analogous authority anywhere in the world) related to any Company Registered Intellectual Property.

               (b)  Except as set forth in Section 2.13(b) of the Disclosure
                                           ---------------
Schedule, each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.13(a) of the Disclosure
                                           ---------------
Schedule, and all Intellectual Property licensed to the Company or any Subsidiary, is free and clear of any Liens and any obligation to compensate any party in respect of same. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

               (c) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, except as described in Section 2.13(c) of the Disclosure Schedule, the Company has a
             ---------------
written agreement with such person with respect thereto, the Company has satisfied in full its obligations pursuant to such agreement, and the Company thereby has obtained ownership of, and is the sole and exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment.

               (d)  Except as described in Section 2.13(d) of the Disclosure
                                           ---------------
Schedule, neither the Company nor any Subsidiary has transferred ownership of, or granted any exclusive or sole license of or exclusive or sole right to use, or authorized the retention of any exclusive or sole rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

               (e) Other than "commercial-off-the-shelf," "shrink-wrap," "click-wrap" and similar widely available binary code and commercial end-user licenses, but not including public or open-source technology and as described in
Section 2.13(e) of the Disclosure Schedule, the Company Intellectual Property
---------------
constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company and its Subsidiaries as it currently is conducted or planned to be conducted, including, without limitation, the design, development, manufacture, use, import, licensing, and sale of products, technology and services (including products, technology or services currently under development).

               (f) Other than (i) "commercial-off-the-shelf," "shrink-wrap," "click-wrap" and similar widely available binary code and commercial end-user licenses, but not including public or open-source technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's or any Subsidiary's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's or any Subsidiary's standard form(s) of end-user license including attachments (which is or are included in Section 2.13(f) of
                                                           ---------------
the Disclosure Schedule), Section 2.13(f) of the Disclosure Schedule lists all
                          ---------------
contracts, licenses and agreements to which the Company or any Subsidiary is a party with respect to any Intellectual Property and Intellectual Property Rights. No third party who has licensed Intellectual Property or Intellectual Property Rights to the Company or any Subsidiary has ownership rights or license rights to improvements made by the Company or any Subsidiary in such Intellectual Property that has been licensed to the Company.

               (g) Other than (i) "commercial-off-the-shelf," "shrink-wrap," "click-wrap" and similar widely available binary code and commercial end-user licenses, but not including public or open-source technology and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's or any Subsidiary's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's or any Subsidiary's standard form(s) of end-user license including attachments (which is or are included in Section
                                                                    -------
2.13(f) of the Disclosure Schedule), Section 2.13(g) of the Disclosure Schedule
-------                              ---------------
lists all contracts, licenses and agreements between the Company or any Subsidiary and any other person wherein or whereby the Company or any Subsidiary has agreed either expressly, impliedly, or assumed, by operation of law, or otherwise any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or any Subsidiary or such other person of the Intellectual Property Rights of any person other than the Company or any Subsidiary.

               (h) The operation of the business of the Company and each of its Subsidiaries as it currently is conducted or is currently contemplated by the Company to be conducted, including but not limited to the design, development, use, import, manufacture, licensing and sale of the products, technology or services (including products, technology or services currently under development) of the Company or any Subsidiary, does not and will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or any Subsidiary infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Company or the Principal Shareholders have Knowledge of any basis therefor).

               (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in Canada, the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Except as set forth in Section 2.13(i)(A)
                                                              ------------------
of the Disclosure Schedule, there are no actions that must be taken by the Company or any Subsidiary within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. For each product, technology or service of the Company or any Subsidiary that is either patentable or copyrightable, the Company has taken appropriate measures to make all such Intellectual Property Registered Intellectual Property. In each case in which the Company or any Subsidiary has acquired any Intellectual Property Rights from any person, the Company has obtained, as set forth in
Section 2.13(i)(B) of the Disclosure Schedule, a valid and enforceable
------------------
assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or such Subsidiary and in accordance with, applicable laws and regulations, the Company has, except as set forth in Section 2.13(i)(C) of the Disclosure Schedule,
                            ------------------
recorded each such assignment with the relevant governmental authorities, including CIPO, the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

               (j) There are no contracts, licenses or agreements between the Company or any Subsidiary and any other person with respect to Company Intellectual Property under which there is any dispute, to the Knowledge of the Company or the Principal Shareholders, regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or any Subsidiary thereunder.

               (k)  Except as set forth in Section 2.13(k) of the Disclosure
                                           ---------------
Schedule, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any contracts or agreements to which the Company or any Subsidiary is a party, will result in: (i) Parent, Sub, CallCo, ExchangeCo, the Company or any Subsidiary granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of them, (ii) Parent, Sub, CallCo, ExchangeCo, the Company or any Subsidiary, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent, Sub, CallCo, ExchangeCo, the Company or any Subsidiary being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

               (l) To the Knowledge of the Company or the Principal Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

               (m) The Company has taken all reasonable steps that are required to protect the Company's and each Subsidiary's rights in confidential information and trade secrets of the Company and each Subsidiary or provided by any other person to the Company or any Subsidiary. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees (except such former employees as are listed on
Section 2.13(m) of the Disclosure Schedule), consultants and contractors of the
---------------
Company and each Subsidiary have executed such an agreement in substantially the Company's standard form.

               (n) No Company Intellectual Property, Intellectual Property Rights or service of the Company or any Subsidiary is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any Subsidiary or may affect the validity, use or enforceability of such Company Intellectual Property.

               (o) No (i) product, technology, service or publication of the Company or any Subsidiary, (ii) material published or distributed by the Company or any Subsidiary, or (iii) conduct or statement of Company or any Subsidiary constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation in any material respect.

               (p)  Without limiting the foregoing, except as set forth in
Section 2.13(p) of the Disclosure Schedule, no open source, public source or
---------------
freeware software or any modification of derivative thereof, including any version of any software licensed pursuant to any GNU general public license or limited general public license was used in, incorporated into, integrated or bundled with any software that is or was Company Intellectual Property.

               (q)  Except as set forth in Section 2.13(q)(i) of the Disclosure
                                           ------------------
Schedule, none of the Company Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any Governmental Entity or any university, and no government funding, facilities, faculty or students of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property, other than solely as a result of the ownership by a university, or an affiliate of a university, of less than three percent (3%) of the equity securities of the Company on a passive basis. Except as set forth in Section
                                                                     -------
2.13(q)(ii) of the Disclosure Schedule, no current or former employee,
-----------
consultant or independent contractor of the Company or any Subsidiary, who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any Subsidiary.

          2.14  Agreements, Contracts and Commitments.
                -------------------------------------

               (a) Except as set forth in or excepted from (by virtue of the specific exclusions contained in Sections 2.13(f) or 2.13(g) of the Disclosure
                                 ----------------    -------
Schedule) Sections 2.13(f) and 2.13(g) of the Disclosure Schedule, or as set
          ----------------     -------
forth in Section 2.14(a) of the Disclosure Schedule, neither the Company nor any
         ---------------
Subsidiary is a party to, nor is it bound by:

                    (i) any confidentiality, secrecy or non-disclosure contract or any contract limiting the freedom of the Company or any Subsidiary to engage in any line of business, compete with any other Person, or otherwise conduct its business;

                    (ii) any employment, consulting, termination, severance or change of control agreement, contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

                    (iii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iv)    any fidelity or surety bond or completion bond;

               (v) any lease of personal property having a value in excess of US$10,000 individually or US$25,000 in the aggregate;

               (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of US$10,000 individually or US$25,000 in the aggregate;

               (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's or any Subsidiary's business;

               (viii) any mortgages, hypothecations, indentures, guarantees, promissory notes, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money, extension of credit or any leasing transaction of the type required to be capitalized in accordance with GAAP;

               (ix) any purchase order or contract for the purchase of materials supplies, equipment, or services involving in excess of US$10,000 individually or US$25,000 in the aggregate;

               (x)     any construction contracts;

               (xi) any dealer, distribution, joint marketing or development agreement;

               (xii) any sales representative, agency, original equipment manufacturer, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the Company's products, technology or services; or

               (xiii) any other agreement, contract or commitment that involves US$10,000 individually or US$25,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

               2.15 Interested Party Transactions. Other than as set forth in
                    -----------------------------
Section 2.15 of the Disclosure Schedule, no officer or director of the Company
------------
(nor any affiliate, ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in that any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity that furnished or sold, or furnishes or sells, services, products or technology that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or any Subsidiary, any goods or services, or (iii) a beneficial interest in any Contract to which the Company or any Subsidiary is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation will not be deemed to be an "interest in any entity" for purposes of this Section 2.15.
                             ------------

      2.16  Governmental Authorization. Each consent, license, permit,
            --------------------------
grant or other authorization (i) pursuant to which the Company or any Subsidiary currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's or any Subsidiary's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company or any Subsidiary. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and each Subsidiary to operate or conduct its business or hold any interest in its properties or assets.

      2.17  Litigation.  Except as set forth in Section 2.17 of the
            ----------                          ------------
Disclosure Schedule, there is no action, suit, grievance, claim or proceeding of any nature pending, or to the Knowledge of the Company or any of the Principal Shareholders, threatened, against the Company or any Subsidiary, their properties (tangible or intangible) or any of their officers or directors, nor to the Knowledge of the Company or the Principal Shareholders is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company or any of the Principal Shareholders, threatened, against the Company or any Subsidiary, any of their properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of the Company or any of the Principal Shareholders is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company or any Subsidiary to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

     2.18  Accounts Receivable.
           -------------------

           (a) The Company has made available to Parent a list of all accounts receivable of the Company and each Subsidiary as of April 30, 2001, together with a range of days elapsed since invoice.

           (b) All of the Company's and each Subsidiary's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to April 30, 2001, as reflected on the books and records of the Company (which are prepared in accordance with GAAP). Other than as set forth in
Section 2.18 of the Disclosure Schedule, no person has any Lien on any of the
------------
Company's or any Subsidiary's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's or any Subsidiary's accounts receivable.

     2.19  Minute Books.  The minute books of the Company and each Subsidiary
           ------------
made available to counsel for Parent are the only minute books of the Company and such Subsidiaries and contain accurate summaries of all meetings or actions by written consent of the Boards of Directors (or committees thereof) and shareholders of the Company and each Subsidiary since the time of incorporation of the Company and each Subsidiary, respectively.


     2.20  Environmental Matters.
           ---------------------

          (a)  Hazardous Material. Neither the Company nor any Subsidiary has:
               ------------------
(i) operated any underground storage tanks at any property that the Company or any Subsidiary has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, provincial, municipal or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any Subsidiary has at any time owned, operated, occupied or leased. None of the Leased Real Property currently do or, to the best Knowledge of the Company and the Principal Shareholders, have
(i) ever been used by any Person as a waste disposal site or as a licensed landfill or (ii) ever had asbestos, asbestos-containing materials, PCBs, radioactive substances or above-ground or underground storage systems, active or abandoned, located on, at or under them.

          (b)  Hazardous Materials Activities. Neither the Company nor any
               ------------------------------
Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law or in a manner that would result in liability to the Company or any Subsidiary, nor has the Company or any Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") to any location outside of Canada, or in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Leased Real Property. To the Knowledge of the Company and the
               --------------------
Principal Shareholders, no properties adjacent to any of the Leased Real Property are contaminated where such contamination could, if it migrated to a Leased Real Property, have a material adverse effect on the Leased Real Property or any of the Company's or any Subsidiary's business activities proceeding thereat.

          (d)  Permits and Policies. The Company currently holds all
               --------------------
environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's or any Subsidiary's Hazardous Material Activities, and other businesses of the Company and each Subsidiary as such activities and businesses are currently being conducted and as currently contemplated to be conducted. No Environmental Permits are currently required for the businesses of the Company or any Subsidiary.

          (e)  Environmental Liabilities. No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company or the Principal Shareholders threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any Subsidiary. Neither the Company nor any of the Principal Shareholders has any Knowledge of any fact or circumstance that could involve the Company or any Subsidiary in any environmental litigation or impose upon the Company or any Subsidiary any environmental liability. Neither the Company, any Subsidiary nor, to the Knowledge of the Company and the Principal Shareholders, the lessor or any the Leased Real Property has been required by any Governmental Entity to (i) alter any of the Leased Real Property in a material way in order to be in compliance with Environmental Laws, or (ii) perform any environmental closure, decommissioning, rehabilitation, restoration or post-remedial investigations, on, about, or in connection with any of the Leased Real Property.

           (f)  Reports and Records. The Company has delivered to Parent all
                -------------------
records in the Company's and any Subsidiary's possession concerning the Hazardous Materials Activities of the Company or any Subsidiary relating to its business and all environmental audits and environmental assessments of any Leased Real Property conducted at the request of, or otherwise in the possession of the Company or any Subsidiary. The Company and each Subsidiary have complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction. To the Knowledge of the Company and the Principal Shareholders, there are no other reports or documents relating to environmental matters affecting the Company or any Subsidiary or any Leased Real Property that have not been made available to Parent whether by reason of confidentiality restrictions or otherwise.

     2.21  Brokers' and Finders' Fees; Third Party Expenses. Neither the Company
           ------------------------------------------------
nor any Subsidiary has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.21(a) of the Disclosure Schedule sets forth the
                     ---------------
principal terms and conditions of any agreement, written or oral, with respect to such fees. Section 2.21(b) of the Disclosure Schedule sets forth the
              ---------------
Company's current reasonable estimate of all Third Party Expenses (as defined in
Section 5.4 hereof) expected to be incurred by the Company and each Subsidiary
-----------
in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.22  Employee Benefit Plans and Compensation.
           ---------------------------------------

           (a)  Canadian Employee Matters and Benefit Plans.
                -------------------------------------------

                (i)  Schedule. Section 2.22(a)(i) of the Disclosure Schedule
                     --------  -----------------
contains an accurate and complete list of each Company Employee Plan, each Employee Agreement under each Company Employee Plan, and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Section 2.22(a)(i) of the Disclosure Schedule sets forth a
                    ------------------
table setting forth the name, number of years of service and salary of each current employee of the Company.

                (ii)  Documents. The Company has provided to Parent (A) correct
                      ---------
and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related funding or trust documents, (B) the three (3) most recent annual reports, if any, required under the PBA or the ITA in connection with each Company Employee Plan, (C) if the Company Employee Plan is funded, the most recent annual and periodic accounting and actuarial report of Company Employee Plan assets and liabilities, (D) the most recent summary plan description together with the summary(ies) of material modifications thereto, with respect to each Company Employee Plan, (E) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (F) all communications material to any employee or employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (G) all correspondence to or from any governmental agency relating to any Company Employee Plan, (H) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (I) all registration statements or certificates and approvals granted or issued in connection with each Company Employee Plan.

                (iii)  Employee Plan Compliance. The Company has performed all
                       ------------------------
obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to the PBA or the ITA. Any Company Employee Plan intended to be registered under the PBA or the ITA is so registered. There are no actions, suits or claims pending or, to the Knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses) and the Company is entitled to take contribution holidays, to obtain a refund of surplus assets and to claim surplus assets upon total termination, in accordance with the terms of such Company Employee Plan. There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or the Principal Shareholders or any Affiliates, threatened by the CCRA, the PGBF, or any other Governmental Entity with respect to any Company Employee Plan. No Company Employee Plan is subject to any penalty or tax under Part XI of the ITA. The Company has made all contributions and other payments required by and due under the terms of each Company Employee Plan, the PBA and the ITA. Each contribution holiday or refund of surplus assets, if any, complied with the terms of the relevant Company Employee Plan, the PBA and the ITA.

                (iv)   No Pension Plans. Neither the Company nor any Affiliate
                       ----------------
has ever maintained, established, sponsored, participated in, or contributed to, any (A) Pension Plans subject to sections 82 to 87 of the PBA, or (B) "multi-employer plan" within the meaning of Section 1 of the PBA.

                (v)    No Post-Retirement Obligations. No Company Employee Plan
                       ------------------------------
provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

                (vi)   Effect of Transaction. The execution of this Agreement
                       ---------------------
and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits or be deemed a "parachute payment" with respect to any Employee, except as expressly required by this Agreement.

                (vii)  Post-Employment Obligations. The value to the Company of
                       ---------------------------
post-employment obligations, calculated in accordance with chapter 3461 of the CICA Handbook, including, without limitation, severance benefits, salary continuation, job training and counseling, parental leaves, accumulated sick leaves, sabbaticals, termination benefits and retirement benefits are reflected on the Current Balance Sheet and shall be reflected on the Interim Balance Sheet, if any, and the Closing Date Balance Sheet.

                (viii) Employment Matters. Except as set forth in Section
                       ------------------
2.22(a)(viii) of the Disclosure Schedule, the Company: (A) is in compliance with
-------------
all applicable foreign, federal, provincial and local or municipal laws, rules and regulations respecting employment, employment practices, labor relations, collective bargaining, terms and conditions of employment and wages, overtime, vacation and hours, in each case, with respect to Employees, (B) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (C) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (D) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Company or the Principal Shareholders, threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

                (ix)   Labor.  No work stoppage or labor strike against the
                       -----
Company is pending, or to the Knowledge of the Company or the Principal Shareholders, threatened, or reasonably anticipated nor has there been any such work stoppage or labor strike in the last five (5) years. The Company does not know of any activities or proceedings of any labor union to organize any Employees nor have there been any such activities or proceedings in the last five (5) years. There are no actions, suits, claims, labor disputes or grievances pending, or to the Knowledge of the Company or the Principal Shareholders threatened, or reasonably anticipated relating to any labor, employment, vacation, overtime, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the Employment Standards Act, Human Rights Code or any other applicable law. The Company presently is not, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                (x)    No Interference or Conflict. To the Knowledge of the
                       ---------------------------
Company or the Principal Shareholders, no shareholder, director, officer, Employee or consultant of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted will, to the Knowledge of the Company or the Principal Shareholders, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound.

          (b)   United States Employee Matters and Benefit Plans.
                ------------------------------------------------

                (i)   Schedule. Section 2.22(b)(i) of the Disclosure Schedule
                      ----------------------------
contains an accurate and complete list of each Company Employee Plan, International Employee Plan, and each Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employment Agreement.

                (ii)  Documents. The Company has provided to Buyer correct and
                      ---------
complete copies of: (A) all documents embodying each Company Employee Plan, International Employee Plan, and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (B) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (C) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (D) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (E) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (F) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (G) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (H) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                (iii)  Employee Plan Compliance. The Company or any Affiliate
                       ------------------------
has performed in all respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Buyer, Company or any of its Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. All contributions required to be made by the Company or any Affiliate to any Company Employee Plan have been paid or accrued.

                (iv)   Pension Plan. Neither the Company nor any Affiliate has
                       ------------
ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

                (v)    Collectively Bargained, Multiemployer and Multiple
                       --------------------------------------------------
Employer Plans. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

                (vi)   No Post-Employment Obligations. No Company Employee Plan
                       ------------------------------
provides, or reflects or represents any liability to provide retiree health, retiree life insurance or other retiree employee welfare benefit to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, retiree life insurance or other retiree employee welfare benefit, except to the extent required by statute.

                (vii)  Health Care Compliance. Neither the Company nor any
                       ----------------------
Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

                (viii) Effect of Transaction.
                       ---------------------

                       (A) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                       (B) No payment or benefit that will or may be made by the Company or its Affiliates with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                (ix)   Employment Matters. The Company or its Affiliates: (A)
                       ------------------
are in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (B) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (C) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (D) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company or its Affiliates under any worker's compensation policy or long-term disability policy.

                (x)    Labor. No work stoppage or labor strike against the
                       -----
Company or its Affiliates is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.


               (c)  International Employee Plan. The Company and its Affiliates
                    ---------------------------
do not now, nor have they ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan, other than a plan described in Section 2.22(a) of this Agreement.
                         ---------------

          2.23  Insurance. Section 2.23 of the Disclosure Schedule lists all
                ---------  ------------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor the Principal Shareholders has any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

          2.24  Compliance with Laws. The Company and each Subsidiary have
                --------------------
complied with, are not in violation of, and have not received any notices of violation with respect to, any foreign, federal, provincial, or local statute, law or regulation.

          2.25  Warranties; Indemnities. Except for the warranties and
                -----------------------
indemnities contained in those contracts and agreements set forth in Section
                                                                     -------
2.13(g) of the Disclosure Schedule and warranties implied by law, neither the
-------
Company nor any Subsidiary has given any warranties or indemnities relating to products or technology sold or services rendered by the Company or any Subsidiary.

          2.26  Complete Copies of Materials. All documents delivered at the
                ----------------------------
request of Parent or its counsel are true and complete copies of each such document (or summaries of same) that has been requested by Parent or its counsel.

          2.27  Competition Act Compliance; Hart-Scott-Rodino Act Compliance.
                ------------------------------------------------------------

                (a) Based on the audited financial statements of the Company for the fiscal year ended December 31, 2000, the Company did not have assets in Canada worth in excess of Cdn$35million, and the Company did not have gross revenues from sales in or from Canada in excess of Cdn$35million.

                (b) As defined by 16 C.F.R. section 801.1 (a)(3) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company is its own Ultimate Parent Entity and is not controlled by any other entity. Further, the Company does not engage in manufacturing as defined by 16 C.F.R. 801.1(j) of the HSR Act. Finally, according to the Company's last regularly prepared balance sheet before close, the Company and all entities controlled by the Company do not hold assets of US$10 million or more.

          2.28  Foreign Corrupt Practices Act. The Company (including any of its
                -----------------------------
officers or directors) has not taken any action that would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

          2.29  Board Approval. The Board of Directors, by resolutions duly
                --------------
adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the Arrangement are fair to and in the best interests of the Company and the Shareholders, (ii) approved this Agreement and the Arrangement and (iii) recommended that the Shareholders adopt this Agreement and approve the Arrangement and directed that this Agreement and the Arrangement be submitted for consideration by the Shareholders at the Company Shareholders Meeting.

          2.30  Vote Required. Subject to the Interim Order, the approval of the
                -------------
Arrangement Resolution by the Required Company Vote is the only vote of the holders of any class or series of shares of the Company share capital necessary to approve the transactions contemplated by this Agreement and the Arrangement.

          2.31  Representations Complete. None of the representations or
                ------------------------
warranties made by the Company or the Principal Shareholders (as modified by the Disclosure Schedule) in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company or the Principal Shareholders pursuant to this Agreement contains, or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The information furnished on or in any documents mailed, delivered or otherwise furnished to Shareholders in connection with the solicitation of their consent to this Agreement and the Acquisition, will not contain, at or prior to the Closing, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.

                                  ARTICLE II
                                  ----------

              REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES
              ----------------------------------------------------

     Each of the Parent Parties hereby jointly and severally represent and warrant to the Company that on the date hereof and as of the Closing, as though made at the Closing, as follows:

     3.1    Organization, Standing and Power. Each of the Parent Parties is a
            --------------------------------
corporation duly incorporated, organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Parent Parties has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent (a "Parent Material Adverse Effect"); provided, however, that in no event will any change in Parent's stock price or trading volume in and of itself be deemed to constitute, nor will it be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect.

     3.2    Authority. Each of the Parent Parties has all requisite corporate
            ---------
power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Parent Parties. This Agreement and any Related Agreements to which any of the Parent Parties are parties have been duly executed and delivered by such Parent Parties and constitute the valid and binding obligations of such Parent Parties, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3    No Conflict. The execution and delivery of this Agreement and any
            -----------
Related Agreement do not, and, the consummation of the transactions contemplated hereby and thereunder will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the articles or by-laws (as amended) of any Parent Party, (ii) any mortgage, hypothecation, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any Parent Party or their respective properties or assets, except in each case where such Conflict will not have a Parent Material Adverse Effect or will not have an affect on the legality, validity or enforceability of this Agreement.

     3.4    Consents. No consent, waiver, approval, order or authorization of,
            --------
or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to any Parent Party in connection with the execution and delivery by any Parent Party of this Agreement and any Related Agreements to which any Parent Party is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, and (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not have a Parent Material Adverse Effect.

     3.5    Parent Common Stock. The Exchangeable Shares issuable in the
            -------------------
Acquisition and the shares of Parent Common Stock issuable upon exchange thereof have been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and non-assessable.

     3.6    Broker's and Finders' Fees. No Parent Party has incurred, nor will
            --------------------------
it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.7    SEC Documents; Parent Financial Statements. A true and complete copy
            ------------------------------------------
of each annual, quarterly and other report, registration statement, and definitive proxy statement filed by Parent with the Securities and Exchange Commission (the "SEC") since June 30, 1999 (the

"Parent SEC Documents") is available on the web site maintained by the SEC at http://www.sec.gov. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, to normal and recurring year-end audit adjustments). There is no event or condition of any character that has had a Parent Material Adverse Effect that is not reflected in the Parent SEC Documents.

     3.8       Capitalization. As of June 12, 2001, the authorized capital stock
               --------------
of Parent consists of (i) 7,200,000,000 shares of Common Stock, US$0.00067 par value, of which 3,246,418,920 shares were outstanding and (ii) 10,000,000 shares of Preferred Stock, US$0.001 par value, of which no shares were issued and outstanding.

     3.9       Complete Copies of Materials. Each document that has been
               ----------------------------
delivered or made available by Parent pursuant to a request by the Company is a true and complete copy of such document (or summaries of same).

     3.10   Legal Proceedings. Each of the Parent Parties jointly and severally
            -----------------
represents and warrants there are no legal proceedings pending, or to its knowledge, threatened against them which would prevent the consummation of the transactions contemplated in this Agreement.

                                  ARTICLE IV
                                  ----------

                         CONDUCT PRIOR TO THE CLOSING
                         ----------------------------

     4.1       Conduct of Business of the Company. During the period from the
               ----------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company agrees, and each Principal Shareholder agrees to cause the Company, to carry on the business of Company, except to the extent that Parent may otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Closing. The Company and the Principal Shareholders will promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement as set forth in Section 4.1 of the Disclosure Schedule, the
                                  -----------
Company will not, without the prior written consent of Parent:

          (a) make any expenditures or enter into any commitment or transaction exceeding US$25,000 individually or US$100,000 in the aggregate or any commitment or transaction of the type described in Section 2.9 hereof;
                                                   -----------

          (b) other than pursuant to the Company's standard form(s) of end-user license including attachments (which license agreements and attachments are included in Section 2.13(f) of the Disclosure Schedule), sell, license or
            ---------------
transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity; provided that in no event will any such sale, license or transfer involve any payment in the aggregate in excess of US$100,000 (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, (iv) change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company or (v) enter into any agreement pursuant to which the Company is obligated to provide service or support to any third party;

          (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (d) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (e)  commence or settle any litigation;

          (f) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Shares, or split, combine or reclassify any Company Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Company Shares, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Shares (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options or a result of the implementation of the Company Reorganization pursuant to Article X hereof;
                           ---------

          (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares in the capital of the Company or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, including but not limited to issuances of Company Shares pursuant to exercises of Company Options (subject to the provisions of the Plan), except as a result of the implementation of the Company Reorganization pursuant to Article
                                                                         -------
X hereof;
-

          (h) cause or permit any amendments to its certificate of incorporation, bylaws or other organizational documents of the Company, except for those amendments which may be required as a result of the implementation of the Company Reorganization pursuant to Article X hereof;
                                       ---------

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Company's business;

          (j) sell, lease, sub-lease, license or otherwise dispose of any of its properties or assets, including without limitation the sale of any accounts receivable of the Company, or sub-lease or grant any license in respect of any of the Leased Real Property, except properties or assets (whether tangible or intangible) that are not Intellectual Property and only in the ordinary course of business and consistent with past practices;

          (k) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (m) grant any severance or termination pay or indemnity in lieu of notice (in cash or otherwise) to any Employee, including any officer, except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in Section 4.1(m) of the Disclosure Schedule;
                        --------------

          (n) adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any special bonus, change of control awards or special remuneration to any director or Employee, or increase the salaries, wage rates, or other compensation of its Employees except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (o) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) pay, discharge or satisfy, in an amount in excess of US$25,000 in any one case, or US$100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

          (q) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) enter into any strategic alliance or joint marketing arrangement or agreement;

          (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Shares;

          (t) hire or (other than as mutually agreed by Parent and the Company) terminate any Employees, or encourage any Employees to resign from the Company; or

          (u) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(t) hereof, or any other action
                     ---------------         ------
that would (x) prevent the Company or any of the Principal Shareholders from performing, or cause the Company or any of the Principal Shareholders not to perform, their respective covenants hereunder or (y) cause or result in any of its respective representations and warranties contained herein being untrue or incorrect.

     4.2       No Solicitation. Until the earlier of (i) the Closing, or (ii)
               ---------------
the date of termination of this Agreement pursuant to the provisions of Section
                                                                        -------
8.1 hereof, neither the Company nor the Principal Shareholders will (nor will
---
the Company or the Principal Shareholders permit, as applicable, any of their respective officers, directors, employees, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business, properties or technologies, or any amount of the Company Shares (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Shares or assets of the Company, other than inventory in the ordinary course of business, or (d) enter into any agreement with any person providing for the acquisition of the Company, whether by acquisition, purchase of assets, license, tender offer or otherwise. In the event that the Company, any Principal Shareholder, or any of the Company's affiliates shall receive, prior to the Closing or the termination of this Agreement in accordance with Section 8.1 hereof, any offer,
                                                 -----------
proposal, or request, directly or indirectly, of the type referenced in clause
(a), (c), or (d) above, or any request for disclosure or access as referenced in clause (b) above, the Company or such Principal Shareholder, as applicable, will immediately (x) suspend any discussions with such offeror or party with regard to such offers, proposals, or requests and (y) notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their
                       -----------
specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the
                                   -----------
terms and provisions hereof in any court of the United States or Canada or any state or province having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                   ARTICLE V
                                   ---------

                             ADDITIONAL AGREEMENTS
                             ---------------------

     5.1       Circular. As promptly as is practicable after the execution and
               --------
delivery of this Agreement, Parent and the Company will jointly prepare an information circular (the "Circular"), together with any other documents required by the Securities Act or other applicable Laws in connection with the Arrangement, and the Company will cause the Circular and other documentation required in connection with the Company Shareholders Meeting to be sent to each Voting Securityholder and filed as required by the Interim Order and applicable Laws. The Company will ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Parent Parties). Without limiting the generality of the foregoing, the Company will ensure that the Circular provides the Voting Securityholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Company Shareholders Meeting. The information relating to the Company to be contained in the Circular or any amendment thereto (including any information referred to therein or incorporated therein by reference) will be accurate and complete in all material respects as at the date thereof, on the date each such circular is mailed to the Company's shareholders and at the time of the Company Shareholders Meeting and will not contain a misrepresentation (as such term is defined in the Securities Act (Ontario)) as at each such date. Parent will ensure that the information to be contained in the Circular or any amendment thereto (including any information referred to therein or incorporated therein by reference) relating to the Parent Parties will be accurate and complete in all material respects as at the date thereof and will not contain a misrepresentation (as such term is defined in the Securities Act (Ontario)) as at such date.

     5.2       Access to Information . The Company will afford Parent and its
               ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period from the date hereof and prior to the Closing to (i) all of the Company's properties, books, contracts, commitments and records, including the Company's source code (but only for examination on the Company's premises, and not for removal therefrom), (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and
(iii) all Employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 will affect or be deemed to
                                   -----------
modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition in accordance with the terms and provisions hereof.

     5.3       Confidentiality. Each of the parties hereto hereby agrees that
               ---------------
the information obtained in any investigation pursuant to Section 5.2 hereof, or
                                                          -----------
pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, will be governed by the terms of the Confidential Disclosure Agreement effective as of February 14, 2001 (the "Confidential Disclosure Agreement") between the Company and Parent, and each of the Parent Parties acknowledges it is bound thereby as fully as Parent.

     5.4       Expenses. Whether or not the Acquisition is consummated, all fees
               --------
and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, will be the obligation of the respective party incurring such fees and expenses; provided, however, that Parent agrees to pay, or to cause to the Company to pay, up to an aggregate of US$300,000 in reasonable and documented Third Party Expenses incurred by the Company if the Acquisition is consummated. Any Third Party Expenses incurred by the Company which are either in excess of US$300,000 or are otherwise not reasonable and documented will be paid out of the Escrow Amount and will not be limited by the Basket Amount (as defined in Section 7.3(b)
                                                            --------------
hereof).

     5.5       Public Disclosure. No party will issue any statement or
               -----------------
communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent will not be unreasonably withheld, except that this restriction will be subject to Parent's obligation to comply with applicable securities laws and the rules of the NASDAQ Stock Market.

     5.6       Consents. The Company will obtain the consents, waivers and
               --------
approvals under any of the Contracts to which the Company is a party deemed appropriate or necessary by any party in connection with the Acquisition, including all consents, waivers and approvals set forth in the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company thereunder from and after the Closing; provided, however, the Company will use its reasonable best efforts to obtain consent pursuant to Article 11 of that certain Office Lease between Royal Trust Corporation of Canada and the Company dated June 15, 2000.

     5.7       Reasonable Efforts. Subject to the terms and conditions provided
               ------------------
in this Agreement, each of the parties hereto will use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent will not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and shares or stock.

     5.8       Notification of Certain Matters. The Company or any Indemnifying
               -------------------------------
Securityholder, as the case may be, will give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or any Indemnifying Securityholder, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Closing, and (ii) any failure of the Company or any Indemnifying Securityholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 will not (a) limit or otherwise
                               -----------
affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or the Indemnifying Securityholders pursuant to this
Section 5.8, however, will be deemed to amend or supplement the Disclosure
-----------
Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     5.9       Additional Documents and Further Assurances. Each party hereto,
               -------------------------------------------
at the request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Acquisition and the transactions contemplated hereby.

     5.10   S-8 Registration. Not later than sixty (60) days after the Closing
            ----------------
Date, Parent agrees to file, if available for use by Parent, with the Securities and Exchange Commission a registration statement on Form S-8 registering that number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent with Parent Options pursuant to Section 1.15 hereof.
                                ------------

     5.11   New Options for Employees.
            -------------------------

            (a) Promptly after the Closing, Parent will grant options (the "New Parent Options") to purchase an aggregate of 175,000 shares of Parent Common Stock under Parent's Equity Compensation Acquisition Plan (the "Parent Plan") to selected employees of the Company other than the Founders, as shall be agreed by Parent and the Company prior to the Closing Date, which options will be subject to Parent's standard terms and conditions, except that the New Parent Options will vest as follows: one-fourth (1/4) will vest on each of the first, second, third and fourth anniversaries of the Closing Date. The New Parent Options will be issued in-the-money such that the aggregate amount that such New Parent Options are in-the-money will equal US$2,500,000 as of the date of grant, provided that the exercise price of such New Parent Options will not be less than fifty percent (50%) of the closing price for Parent Common Stock as reported on the NASDAQ National Market on the date of grant. The number of New Parent Options granted hereunder will be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Closing. Notwithstanding the foregoing, Parent will have no obligation to grant any New Parent Options unless (i) the Total Company Shares is at least equal to 43,000,000 and (ii) the Company has at least one hundred eighty (180) employees at the Closing.

          (b) Promptly after the Closing, Parent will grant options (the "Additional Parent Options") to purchase an aggregate of 100,000 shares of Parent Common Stock under the Parent Plan to select employees of the Company other than the Founders, as shall be agreed upon by Parent and the Company prior to the Closing Date, which options will be subject to Parent's standard terms and conditions, except that such Additional Parent Options will vest as follows; one-fifth (1/5) will vest on each of the first, second, third, fourth and fifth anniversaries of the Closing Date. The exercise price of the Additional Parent Options will be the closing price for the Parent Common Stock as reported on the NASDAQ National Market on the date of grant. The number of Additional Parent Options granted hereunder will be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Closing. Notwithstanding the foregoing, Parent will have no obligation to grant any Additional Parent Options unless (i) the Trading Price is greater than US$20.00 and (i) the Company has at least 185 employees at the Closing.

          (c) Promptly after the Closing, Parent will grant options (the "Scheduled Options") to purchase an aggregate number of shares of Parent Common Stock as shall be equal to 1,599,997 Company Shares (the "Equivalent Scheduled Option Shares") multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock under the Parent Plan to the employees of the Company set forth on Schedule 5.11(c), which options will
                                          ----------------
be subject to Parent's standard terms and conditions, except that such Scheduled Options will vest according to the vesting schedule set forth on Schedule
                                                                 --------
5.11(c). The exercise price of the Scheduled Options will be the closing price
-------
for the Parent Common Stock as reported on the NASDAQ National Market on the date of grant. The number of Scheduled Options granted hereunder will be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Closing.

          (d) Each person who is an employee of the Company immediately prior to the Closing Date will be offered employment by Parent and/or one its affiliates, to be effective as of the Closing Date. Such employment arrangements will (i) be set forth in offer letters based on Parent's standard form (each, an "Offer Letter"), (ii) be subject to and in compliance with Parent's applicable human resources policies and procedures, (iii) have terms, including the position, salary and responsibilities of such employee, that will be determined by Parent after consultation with the Company's management, and (iv) supersede any prior employment agreements and other arrangements with such employee in effect prior to the Closing Date. Such offers of employment will be conditional upon the completion of the Acquisition and conditional upon each employee's resignation from the Company. Each Key Employee will execute an Offer Letter at the same time as the execution of this Agreement, and such Offer Letters will be effective as of the Closing Date and conditioned upon each Key Employee's resignation from the Company. Each employee of the Company who remains an employee of Parent, one of Parent's affiliates or the Company after the Closing Date will be referred to hereafter as a "Continuing Employee." Continuing Employees will be eligible to receive benefits consistent with Parent's applicable human resources policies. Parent will or will cause the Company or appropriate subsidiary of Parent to give Continuing Employees full credit under such policies for purposes of eligibility, vesting, benefit accrual, and determination of the level of benefits. The Company will terminate all employment agreements and other arrangements with all of its employees who are not Continuing Employees effective as of the Closing Date, with the costs associated with such terminations to be borne by Parent.

     5.12   Affiliate Agreements. Section 5.12 of the Disclosure Schedule sets
            --------------------  ------------
forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person, a "Rule 145 Affiliate") promulgated under the Securities Act ("Rule 145"). The Company will provide Parent such information and documents as Parent may reasonably request for purposes of reviewing such list. The Company will deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing Date) from each of the Rule 145 Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit F. Parent and Sub will be entitled to place appropriate
          ------- -
legends on the certificates evidencing any Exchangeable Shares or Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Exchangeable Shares or Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.13   Closing Date Balance Sheet; Interim Balance Sheet; Satisfaction of
            ------------------------------------------------------------------
Specified Conditions. The Company will prepare and deliver the Closing Date
--------------------
Balance Sheet at least three (3) business days prior to the Closing Date, and if the Closing shall not have occurred by July 25, 2001, the Company will prepare and deliver the Interim Balance Sheet not later than July 23, 2001. In addition, if the Closing shall not have occurred by July 25, 2001, in order for the Company to demonstrate that the Specified Conditions shall have been satisfied as if the Closing had occurred as of July 25, 2001 for purposes of the Balance Sheet Adjustment, the Company shall deliver to Parent, on or prior to July 24, 2001, such certificates and other documents as shall be requested by Parent to demonstrate such compliance with each of the Specified Conditions.

     5.14   Statement of Expenses. The Company will provide Parent with a
            ---------------------
statement of Estimated Third Party Expenses incurred by the Company three (3) business days prior to the Closing Date (the "Statement of Expenses").

     5.15   Resignation of Officers and Directors. The Company will cause all
            -------------------------------------
of its officers and directors to resign as officers and directors of the Company (in their respective capacities as such) effective as of the Closing.

     5.16   Termination of Severance Arrangements. The Company will use its
            -------------------------------------
reasonable best efforts to cause each of the Company's employees to agree to waive any provisions in any share purchase or option agreement, plan or other agreement providing for acceleration of vesting (or acceleration of lapsing of repurchase rights) or imposing on the Company any other financial obligations in excess of statutory minimum requirements in the event of any change of control, termination without cause or constructive termination.

     5.17   Exemption from Registration; Registration Rights.
            ------------------------------------------------

            (a) The parties intend that the Exchangeable Shares issued pursuant to the Articles of Arrangement will be issued in a transaction exempt from registration under the Securities

Act by reason of Section 3(a)(10) thereof. As soon as practicable after the date hereof, Parent shall at its own expense file a registration statement on Form S-3 (the "Exchange Offer Registration Statement") with the SEC in order to register under the Securities Act the issuance of the shares of Parent Common Stock to be issued from time to time upon exchange of the Exchangeable Shares issued to the Shareholders pursuant to Article I hereof, and will use its
                                       ---------
commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective prior to the date of issuance of the Final Order and to maintain the effectiveness of such Exchange Offer Registration Statement, to the extent permitted by law, until the fifth (5/th/) anniversary of the Closing Date, or until no Exchangeable Shares shall be outstanding, whichever is earlier; provided, however, that at any time after fifteen (15) days after the SEC shall have declared the Exchange Offer Registration Statement effective, Parent may suspend the use of the Exchange Offer Registration Statement beginning on the first (1st) day of the last month of each fiscal quarter of Parent and ending three (3) trading days after Parent publicly discloses operating results from such fiscal quarter, in keeping with the black-out periods in Parent's standard stock trading policy.

          (b) If the SEC shall advise Parent that it (i) will be reviewing the Exchange Offer Registration Statement or (ii) will not declare effective a registration statement covering the issuance of the shares of Parent Common Stock to be issued upon exchange of the Exchangeable Shares, Parent shall be entitled to elect to withdraw the Exchange Offer Registration Statement and in lieu thereof register the resale of such shares of Parent Common Stock as set forth in this Section 5.17(b); provided, that in the case of clause (i), Parent
              ---------------
may only withdraw the Exchange Offer Registration Statement after July 11, 2001 if in Parent's judgment, the SEC review process could result in the Effective Date being delayed until after July 25, 2001, and provided further, that in the case of clause (ii), if the SEC shall not have reversed its position within two weeks after so advising Parent that it will not declare such registration statement effective, Parent shall make the election set forth herein at the end of such two week period. Parent shall make such election by providing notice thereof to the Company not less than three (3) Business Days prior to the date of issuance of the Final Order and by undertaking to comply with the provisions of this paragraph. In the event that Parent shall make such election, Parent shall, at Parent's own expense, file with the SEC, as soon as practicable, but in no event (except as provided below) later than ten (10) days, after the Closing Date, a registration statement on Form S-3 (the "Resale Registration Statement") under the Securities Act to provide for the resale by the Shareholders of the shares of Parent Common Stock issuable upon exchange of the Exchangeable Shares issued to the Shareholders pursuant to Article I hereof, and
                                                           ---------
will use its commercially reasonable efforts to cause such Resale Registration Statement to become effective as reasonably promptly as reasonably practicable thereafter; provided, however, that Parent will not be required to cause such Resale Registration Statement to become effective until at least one (1) Business Day after Parent publicly discloses operating results from its most recently ended fiscal quarter. Parent will use its reasonable best efforts to keep such Resale Registration Statement effective until the fifth (5/th/) anniversary of the Closing Date; provided, however, that at any time after fifteen (15) days after the SEC shall have declared the Resale Registration Statement effective, Parent may suspend the use of the Resale Registration Statement beginning on the first (1/st/) day of the last month of each fiscal quarter of Parent and ending three (3) trading days after Parent publicly discloses operating results from such fiscal quarter, in keeping with the black-out periods in Parent's standard stock trading policy. In order to be included in any such Resale Registration Statement, each Shareholder shall, on or prior to the Closing Date, complete a selling shareholder questionnaire in such form as may be provided by Parent not later than the tenth (10/th/) day prior to the Closing Date. In the event that any Shareholder shall have failed to furnish such completed questionnaire to Parent on or prior to the Closing Date, Parent will be entitled, in its reasonable discretion, to (i) file the Resale Registration Statement as set forth above without including any of the shares of Parent Common Stock held by such Shareholder, and such Shareholder will have no further right to have his or her shares registered hereunder, or (ii) defer the filing of the Resale Registration Statement until the earlier to occur of the tenth (10/th/) day after such Shareholder will have furnished such information or the thirtieth (30/th/) day after such Resale Registration Statement is otherwise required to filed pursuant to this Section 5.17(b). Notwithstanding anything herein, in the event that
        ---------------
all of the shares of Parent Common Stock issued to a Shareholder can be sold by such Shareholder in a single three-month period in accordance with Rule 144 under the Securities Act, Parent will have no obligation to cause the shares of Parent Common Stock held by such Shareholder to continue to be registered pursuant to the Resale Registration Statement.

          (c) In the event that any shares of Parent Common Stock to be issued upon the exchange of the Exchangeable Shares are not issued pursuant to the Exchange Offer Registration Statement, such shares of Parent Common Stock shall constitute "restricted securities" within the meaning of Rule 144 of the Securities Act and will be issued in a private placement transaction in reliance upon the exemption from the registration and prospectus delivery requirements of
Section 5 of the Securities Act afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and will be subject to the following legend to identify such privately placed shares as being "restricted securities" under the Securities Act, to comply with foreign, provincial, state and federal securities laws and to notice the restrictions on transfer of such shares:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

     In addition, Parent may place on the certificates representing such share of Parent Common Stock any other legends required by applicable law.

     (d) The parties hereto acknowledge and agree that the Exchangeable Shares issuable to the Shareholders pursuant to Article I hereof and the shares of
                                         ---------
Parent Common Stock issuable upon exchange thereof will be issued in reliance upon the exemption from the registration and prospectus delivery requirements of and in reliance upon the prospectus and registration exemptions under the Securities Act (Ontario) and Securities Fraud Prevention Act (New Brunswick).

     5.18  Issuance of Nonvoting Preferred Stock. In connection with the
           -------------------------------------
transactions contemplated herein, Parent, Sub, and CallCo will cause ExchangeCo to issue all shares of a class of nonvoting preference shares solely in exchange for services provided, however, such nonvoting preference shares will be junior to all Exchangeable Shares.

     5.19  Termination of Benefit Plans . Effective as of the day immediately
           ----------------------------
preceding the Closing Date, the Company and its Affiliates (as such term is defined in Section 2.22(b) of this Agreement), as applicable, shall each
           ---------------
terminate any and all group severance, separation or salary continuation or deferral plans, programs or arrangements (unless Parent provides written notice to the Company that such plans shall not be terminated) (collectively, "Company Deferral Plans"). Unless Parent provides such written notice to the Company, no later than five (5) business days prior to the Closing Date, the Company shall provide Parent with evidence that such Company Deferral Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Company's or its Affiliates (as may be applicable) Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company and its Affiliates also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Parent may reasonably require.

     5.20  Exchangeable Shares. The Exchangeable Shares issuable in the
           -------------------
Acquisition shall have the rights privileges and restrictions set forth in Exhibit G with such changes thereto as the parties reasonably may agree in
---------
writing.


     5.21  Parent Common Stock.  Parent shall reserve a sufficient number of
           -------------------
shares of Parent Common Stock for issuance upon the exchange from time to time of Exchangeable Shares and the exercise from time to time of Parent Options, New Parent Options, Additional Parent Options and Scheduled Options, and such shares will be validly issued, fully paid and non-assessable upon the consummation of such transactions.

     5.22  Section 85 Elections. If a Principal Shareholder receives
           --------------------
Exchangeable Shares from ExchangeCo in consideration for Company Shares and such Principal Shareholder is (i) subject to Canadian tax on the Company Shares pursuant to this Agreement and (ii) otherwise eligible to avail himself or herself of the provisions contained in section 85 of the ITA (and corresponding provisions of any applicable provincial statute), such Principal Shareholder and ExchangeCo agree to jointly execute and file an election pursuant to the applicable provisions of section 85 of the ITA and the corresponding provisions of any applicable provincial statute in the prescribed form and within the prescribed time whereby the proceeds of disposition to such Principal Shareholder of such Company Shares and the cost thereof to ExchangeCo shall be the amount equal to the greater of (i) the lesser of the fair market value of the Company Shares and their adjusted cost base to such Principal Shareholder and (ii) the amount designated by the Principal Shareholder as the elected amount for the purposes of the ITA; provided that, in no circumstances can the elected amount exceed the fair market value of the Company Shares. Each Principal Shareholder will arrange for the preparation of such Principal Shareholder's election in accordance with Section 85 of the ITA.

     5.23  Company Shareholders Meeting. The Company shall duly take all
           ----------------------------
lawful action to call as promptly as practicable, give notice of, convene and hold a special meeting of its Voting Securityholders on a date determined by the Company (including any adjournment thereof, the "Company Shareholders Meeting") for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement and the Arrangement and shall take all lawful action to solicit the approval of the Arrangement Resolution by the Required Company Vote; and the Board of Directors shall recommend adoption of the Arrangement Resolution by the Voting Securityholders to the effect as set forth in Section 2.29 (the "Company Recommendation"), and
                              ------------
 shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent such recommendation or take any action or make any statement in connection with the Company Shareholders Meeting inconsistent with such recommendation (collectively, a "Change in the Company Recommendation").

     5.24  Notice to Element K and Principal Shareholders. Parent shall provide
           ----------------------------------------------
Element K and the Principal Shareholders notice of the anticipated date of Closing ten (10) days prior to such anticipated Closing Date.

                                  ARTICLE VI
                                  ----------

                         CONDITIONS TO THE ACQUISITION
                         -----------------------------


     6.1       Conditions to Obligations of Each Party to Effect the
               -----------------------------------------------------
Acquisition. The respective obligations of the parties to effect the Acquisition
-----------
shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

          (a)  No Order.  No Governmental Entity shall have enacted, issued,
               --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

          (c)  Company Shareholder Approval.  The Company shall have obtained
               ----------------------------
the Required Company Vote in favor of the adoption of the Arrangement Resolution at the Company Shareholders Meeting.

          (d)  Canadian Securities Laws.  Exemption orders from the OSC and
               ------------------------
other Canadian provincial securities authorities, where required, from the registration and prospectus requirements, as well as any other required exemptions or relief, with respect to the Exchangeable Shares structure contemplated by this Agreement and the Related Agreements shall have been granted.

          (e)  Interim Order and Final Order.  The Interim Order and the Final
               -----------------------------
Order shall each have been obtained in the form and on the terms satisfactory to each of the Company and the

Parent Parties, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise.

          (f)  Securities Act Compliance.  The Exchangeable Shares issued
               -------------------------
pursuant to the Plan of Arrangement will be issued in a transaction exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act afforded by Section 3(a)(10) of the Securities Act and the rules and regulations promulgated by the SEC thereunder and, unless Parent shall have elected to withdraw the Exchange Offer Registration Statement in accordance with
Section 5.17 hereof, the SEC shall have declared or ordered the Exchange Offer Registration Statement to be effective under the Securities Act on or prior to the date of issuance of the Final Order, no stop order suspending the effectiveness of the Exchange Offer Registration Statement or any part thereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

     6.2       Conditions to the Obligations of the Parent Parties.  The
               ---------------------------------------------------
obligation of the Parent Parties to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of the Company and the Indemnifying Securityholders in this Agreement were true and correct in all respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of the Company and the Indemnifying Securityholders as of a specified date, which shall be true and correct as of such date), and (ii) the Company and the Indemnifying Securityholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

          (b)  Governmental Approval.  Approvals from any Governmental Entity,
               ---------------------
commission, or other federal, state, county, provincial, municipal, local or other foreign governmental authority, instrumentality, agency, or commission (if any) deemed reasonably appropriate or necessary by Parent shall have been timely obtained.

          (c)  Principal Shareholder Election. Each Principal Shareholder shall
               ------------------------------
have delivered an Election Form to Parent, in the form attached hereto as Exhibit C, pursuant to which each Founder shall have irrevocably exercised the
---------
Share/Cash Election and pursuant to which Mark Stirling shall have irrevocably exercised the Cash Election, and each such Election Form shall be in full force and effect.

          (d)  Litigation.  There shall be no action, suit, claim, or
               ----------
proceeding of any nature pending, or overtly threatened, against Parent, Sub, CallCo or ExchangeCo or the Company, their respective properties or any of their respective officers or directors arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

          (e)  Third Party Consents.  Parent shall have received all consents,
               --------------------
listed on Schedule 6.2(e) to this Agreement.
          ---------------

          (f)  Termination of Agreements.  The Company shall have terminated
               -------------------------
each of those agreements listed on Schedule 6.2(f) to this Agreement effective
                                   ---------------
as of the Closing and each such agreement shall be of no further force or effect from and after the Closing.

          (g)  Release of Liens.  Parent shall have received from the Company a
               ----------------
duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Liens set forth in
Schedule 6.2(g) to this Agreement effective as of the Closing.
---------------

          (h)  Legal Opinions.  Parent shall have received a legal opinion from
               --------------
legal counsel to the Company, substantially in the form attached hereto as Exhibit H-1, and a legal opinion from legal counsel to Element K and EK
-----------
Holdings, substantially in the form attached hereto as Exhibit H-2.
                                                       -----------

          (i)  No Material Adverse Change.  There shall not have occurred any
               --------------------------
event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

          (j)  Non-Competition Agreements.  Each Key Employee shall have
               --------------------------
executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as Exhibit A, and all of such Non-Competition Agreements shall
                   ---------
be in full force and effect.

          (k)  New Employment Arrangements.  (i) Each of the Founders, (ii) at
               ---------------------------
least two of the three Key Employees who are not Founders and (iii) at least ninety percent (90%) of the people listed on Schedule 6.2(k) shall have entered
                                             ---------------
into employment arrangements with Parent and/or the Company pursuant to their execution of an Offer Letter, shall have agreed to be employees of Parent after the Closing, and shall be employees of the Company immediately prior to the Closing.

          (l)  Certificate of the Company and the Indemnifying Securityholders.
               ---------------------------------------------------------------
Parent shall have received certificates, validly executed by each of the Indemnifying Securityholders, and the Chief Executive Officer and Chief Financial Officer of the Company for and on the Company's behalf, to the effect that, as of the Closing:

               (i) all representations and warranties made by the Company and the Indemnifying Securityholders in this Agreement, including the representations and warranties set forth in Article IX were true and correct in
                                            ----------
all respects on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of the Company and the Indemnifying Securityholders as of a specified date, which shall be true and correct as of such date);

               (ii) all covenants and obligations under this Agreement to be performed by the Company or the Indemnifying Securityholders on or before the Closing have been so performed in all material respects; and

               (iii) the conditions to the obligations of the Parent Parties set forth in this Section 6.2 have been satisfied (unless otherwise waived in
                  -----------
accordance with the terms hereof).

          (m)  Certificate of Secretary of Company.  Parent shall have received
               -----------------------------------
a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the articles and by-laws of the Company (as amended), and (ii) the valid adoption of resolutions of the Board of Directors of the Company approving this Agreement and the consummation of the transactions contemplated hereby.

          (n)  Certificate of Status.  Parent shall have received a certificate
               ---------------------
of status from the Province of Ontario with respect to the Company, dated not more than four (4) days prior to Closing.

          (o)  Closing Date Balance Sheet; Interim Balance Sheet.  Parent shall
               -------------------------------------------------
have received from the Company the Closing Date Balance Sheet pursuant to
Section 5.13 hereof, and if the Closing shall not have occurred by July 25,
------------
2001, Parent shall have received from the Company the Interim Balance Sheet.

          (p)  Statement of Expenses.  Parent shall have received from the
               ---------------------
Company the Statement of Expenses pursuant to Section 5.14 hereof.
                                              ------------


          (q)  Vesting Waivers.  All of the Company's employees shall have
               ---------------
agreed to waive any provisions in any stock purchase, stock option or other agreement or plan by and between any such employees and the Company providing for acceleration of vesting (or acceleration of lapsing of repurchase rights) or imposing on the Company any other financial obligations in excess of statutory minimum requirements in the event of any change of control, termination without cause or constructive termination.

          (r)  Repurchase Agreements.  Each Founder shall have executed a
               ---------------------
Repurchase Agreement, and each such Repurchase Agreement shall be in full force in effect.

          (s)  Amended License Agreement.  The Company and EK Holdings (or one
               -------------------------
of its affiliates) shall have entered into an amended license agreement in substantially the form attached hereto as Exhibit I (the "Amended License
                                          ---------
Agreement"), and such Amended License Agreement shall be in full force and effect.

          (t)  Exchange and Support Agreement.  CallCo, ExchangeCo, Parent and
               ------------------------------
the Shareholder Representative shall have executed the Exchange and Support Agreement effective as of the Closing, and such Exchange and Support Agreement shall be in full force and effect from and after the Closing.

          (u)  Termination of Shareholders Agreement.  The Company, EK Holdings
               -------------------------------------
(and Element K, as applicable) and the Principal Shareholders shall have terminated that certain Shareholders Agreement dated as of May 5, 2000 effective as of the Closing.

          (v)  Dissent Rights.  Dissent Rights shall not have been exercised
               --------------
with respect to more than five percent (5%) of the Company Common Shares issued and outstanding immediately prior to the Effective Date in connection with the Arrangement.

          (w)  Formulasys Side Letter.  The Company and Formulasys Inc.
               ----------------------
("Formulasys") shall have executed a side letter amending that certain Bi-Lateral Services Agreement dated as of

March 8, 2000 between the Company and Formulasys substantially in the form agreed upon by Parent and Company.

          (x)  Resignation of Officers and Directors.  Parent shall have
               -------------------------------------
received a written resignation from each of the officers and directors of the Company and each of the Subsidiaries effective as of the Closing and no such letter shall have been withdrawn.

          (y)  Wysdom Contracts.  Either all amounts due and payable to Wysdom
               ----------------
Inc. ("Wysdom") under the Professional Services Agreement dated March 9, 2001 (as extended on June 1, 2001) shall be paid to Wysdom in full or the Company shall have received from Wysdom a waiver in a form acceptable to Parent.

          (z)  Absence of Claims.  There shall be no action, suit, claim, or
               -----------------
proceeding of any nature pending, or threatened, against the Company, its properties or any of its officers or directors or any of the Principal Shareholders arising out of, or in any way connected with, (i) that certain Joint Software Development and License Agreement, dated as of April 27, 2000, between the Company and EK Holdings, or (ii) that certain Agreement, dated as of the date hereof, among EK Holdings and certain of the Principal Shareholders, and Parent shall have received a certificate, validly executed by the Chief Executive Officer of EK Holdings, to the effect that, (x) as of the Closing Date, no such action, suit, claim, or proceeding is pending or has been threatened by EK Holdings or any of its Affiliates, (y) EK Holdings irrevocably waives, from and after the Closing Date, on behalf of itself and its Affiliates, any right that any of them may have to bring any such action, suit, claim, or proceeding, and (z) to the Knowledge of EK Holdings, there is no reasonable basis for any such action, suit, claim, or proceeding.

     6.3       Conditions to Obligations of the Company and the Indemnifying
               -------------------------------------------------------------
Securityholders.  The obligations of the Company and each of the Indemnifying
---------------
Securityholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of that may be waived, in writing, exclusively by the Company:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of the Parent Parties in this Agreement were true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time (other than the representations and warranties of the Parent Parties as of a specified date, which shall be true and correct as of such date), and each of the Parent Parties were true and correct in all material respects on the date they were made and shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

          (b)  Certificate of Parent.  Company shall have received a
               ---------------------
certificate executed on behalf of Parent by a Vice President to the effect that, as of the Closing:

               (i) all representations and warranties made by the Parent Parties in this Agreement were true and correct when made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

               (ii) all covenants and obligations under this Agreement to be performed by the Parent Parties on or before the Closing have been so performed in all material respects.

          (c)  No Material Adverse Change.  There shall not have occurred any
               --------------------------
event or condition of any character that has had or is reasonably likely to have a Parent Material Adverse Effect.

          (d)  Exchange and Support Agreement.  CallCo, ExchangeCo, Parent and
               ------------------------------
the Shareholder Representative shall have executed the Exchange and Support Agreement, and such Exchange and Support Agreement shall not have been rescinded.

                                  ARTICLE VII
                                  -----------

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW
              --------------------------------------------------

     7.1       Survival of Representations, Warranties and Covenants. The
               -----------------------------------------------------
representations and warranties of the Company and the Principal Shareholders contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, will survive for a period of fifteen (15) months following the Closing Date (the expiration of such fifteen (15) month period, the "Survival Date"); provided, however, that the representations and warranties contained in Section 2.2 (Company Capital Structure) hereof will survive
             --------
indefinitely and those contained in Section 2.10 (Tax Matters) will survive until ninety (90) days after the last date on that the relevant tax authority is entitled to assess or reassess the Company with respect to such Tax Matters. The representations and warranties contained in Article IX of this Agreement will survive indefinitely. The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, will terminate at the Closing.

     7.2       Indemnification.
               ---------------

          (a) Effective as of and from the Closing, each Indemnifying Securityholder jointly and severally agrees to indemnify and hold Parent, the Company, Sub, CallCo and ExchangeCo and each of their respective officers and directors and affiliates (the "Indemnified Parties"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company or the Principal Shareholders contained in this Agreement (other than in respect of the representations and warranties described in Section 7.2(b)) or in
                                                           --------------
any certificate, instrument, or other document delivered pursuant to this Agreement, (ii) any failure by the Company or the Principal Shareholders to perform or comply with any covenant applicable to any of them contained in this Agreement, (iii) the amount, if any, by which the Company's Net Liabilities at Closing exceed the Balance Sheet Adjustment Amount, (iv) any amounts paid to Dissenting Shareholders pursuant to the Plan of Arrangement ("Dissenting Shareholder Payments") or (v) any payments made to Employees (as defined in
Section 2.22(a)) for overtime worked by such
---------------

Employees prior to the Effective Time ("Overtime Payments"), whether or not such Overtime Payments are set forth on Section 2.22(a)(viii) of the Disclosure
                                   ---------------------
Schedule.

          (b) Effective as of and from the Closing, (i) each Indemnifying Securityholder, severally and not jointly, agrees to indemnify and hold the Indemnified Parties harmless against all Losses incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, as a result of any breach or inaccuracy of a representation or warranty of such Indemnifying Securityholder contained in Article IX of this Agreement and any other
                            ----------
representation or warranty contained in this Agreement that relates only to an individual Indemnifying Securityholder, and (ii) each Principal Shareholder, severally and not jointly, agrees to indemnify and hold the Indemnified Parties harmless against all Losses incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, as a result of any breach or inaccuracy of a representation or warranty deemed to have been made only by such Principal Shareholder contained in Article II of this Agreement (collectively, the ("Individual Securityholder Losses").

          (c) None of the Indemnifying Securityholders will have any right of contribution from the Company or Parent with respect to any Loss claimed by an Indemnified Party.

          (d)  For greater certainty, the indemnification contemplated by this
Section 7.2 with respect to any breach of a representation or warranty shall
-----------
have a term that corresponds to the survival of the applicable representation or warranty; provided, however, that if Parent shall have notified the Shareholder
          --------  -------
Representative or any Indemnifying Securityholder of any alleged breach of any representation or warranty prior to the expiration of the survival term applicable to such representation or warranty, the indemnification obligation with respect thereto shall continue until such alleged breach shall have been resolved.

     7.3       Escrow Arrangements.
               -------------------

          (a)  Escrow Fund.  By virtue of this Agreement and as security for
               -----------
the indemnity provided for in Section 7.2 hereof, at the Closing, the
                              -----------
Indemnifying Securityholders will be deemed to have received and deposited with the Escrow Agent the Escrow Amount (plus, in the case of any Escrow Shares, any additional shares as may be issued in respect of any such Escrow Shares pursuant to any stock split, stock dividend or recapitalization effected by Parent after the Closing and plus, in the case of any Escrow Cash, any interest payable thereon) without any act of the Indemnifying Securityholders. The Escrow Amount will be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this Article VII. Promptly after the Closing, the
                                -----------
Escrow Amount, without any act of the Indemnifying Securityholders, will be deposited with the Escrow Agent, such deposit of the Escrow Amount to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, will not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

          (b)  Basket.  Notwithstanding any provision of this Agreement to the
               ------
contrary, Parent may not recover any Losses unless and until one or more Officer's Certificates (as defined below) identifying Losses in excess of US$250,000 in the aggregate (the "Basket Amount") has or have been delivered to the Escrow Agent and the Shareholder Representative as provided in Section 7.3(f) hereof, in which case Parent will be entitled to
            --------------
recover any Losses so identified in excess of the Basket Amount. Notwithstanding the foregoing, Parent will be entitled to recover for, and the Basket Amount will not apply as a threshold to, any and all claims or payments made with respect to (A) any Losses incurred pursuant to clauses (ii) through (v) of
Section 7.2(a) hereof, (B) any inaccuracy or breach or misrepresentation
--------------
contained in the representations and warranties contained in Section 2.2
                                                             -----------
(Company Capital Structure) hereof or (C) any Individual Securityholder Losses. For the purposes hereof, "Officer's Certificate" will mean a certificate signed by any officer of Parent: (1) stating that Parent has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, or, with respect to Losses determined in accordance with the terms of Section 7.6(a) hereof, including a
                                           --------------
copy of the Adjusted Balance Sheet (as defined in Section 7.6 hereof).
                                                  -----------

          (c)  Satisfaction of Claims.  Subject to Section 7.5, claims by an
               ----------------------              -----------
Indemnified Party for Losses (other than Individual Securityholder Losses) will be satisfied: (A) first, from the Escrow Fund and (B) second, against the Indemnifying Securityholders directly, as applicable. Claims by an Indemnified Party for Individual Securityholder Losses will be satisfied: (A) first, against such Indemnifying Securityholder's proportional interest in the Escrow Fund and
(B) second, against such Indemnifying Securityholder.

          (d)  Escrow Period; Distribution upon Termination of Escrow Periods.
               --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund will be in existence immediately following the Closing and will terminate at 5:00 p.m., local time, on the date thirty (30) days after the Survival Date (the "Escrow Period"); provided, however, that the Escrow Period will not terminate with respect to any amount that, in the reasonable judgment of Parent, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent will deliver to the Indemnifying Securityholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims. Deliveries of the Escrow Shares out of the Escrow Fund to the Founders pursuant to this Section 7.3(d) will be made in
                                             --------------
proportion to their respective Founder Pro Rata Portion of the Escrow Fund, and deliveries of the Escrow Cash out of the Escrow Fund pursuant to this Section
                                                                      -------
7.3(d) will be made to Element K and Mark Stirling pro rata in proportion to
------
each of their respective contributions of Escrow Cash to the Escrow Fund pursuant to Section 1.8.
            -----------

          (e)  Protection of Escrow Fund; Treatment of Interest on Escrow Fund.
               ---------------------------------------------------------------

               (i) The Escrow Agent will hold and safeguard the Escrow Fund during the Escrow Period, will treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and will hold and dispose of the Escrow Fund only in accordance with the terms of this
Article VII.
-----------

               (ii) Any Exchangeable Shares or other equity securities issued or distributed by ExchangeCo (including shares issued upon a stock split) ("New Shares") in respect of the Escrow Shares in the Escrow Fund that have not been released from the Escrow Fund will be added to the Escrow Fund and become a part thereof. New Shares issued in respect of the Escrow Shares that have been released from the Escrow Fund will not be added to the Escrow Fund but will be distributed to the record holders thereof. Cash dividends on the Escrow Shares will not be added to the Escrow Fund but will be distributed to the record holders thereof. The Escrow Cash will be invested in U.S. Treasury bills with maturities of not more than thirty (30) days and any interest paid on such Escrow Cash will be added to the Escrow Fund and deemed paid thereof. For any period of time before such U.S. Treasury bills can be purchased by the Escrow Agent or after such bills can be purchased by the Escrow Agent or after such bills mature, the Escrow Cash will be invested in a business money market account of the Escrow Agent and any interest paid on such Escrow Cash will be added to the Escrow Fund and deemed paid thereof. Each Founder will be liable for any taxes with respect to income earned on such Founder's Founder Pro Rata Portion of the Escrow Shares, and Element K and Mark Stirling will be liable for any taxes with respect to income earned on each of their respective contribution of Escrow Cash to the Escrow Fund pursuant to Section 1.8.
                 -----------

          (f)  Claims for Indemnification.
               --------------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of an Officer's Certificate, the Escrow Agent will, subject to the provisions of Section 7.3(g) and Section 7.6 hereof,
                                   --------------     -----------
deliver to (i) ExchangeCo, as promptly as practicable, Exchangeable Shares from the Escrow Shares in the Escrow Fund equal to a proportion of such Losses equal to the proportion that the Escrow Shares represent of the total Escrow Fund (as calculated based on a price per Escrow Share of US$28.00) (the "Stock Proportional Amount") and (ii) CallCo, or as CallCo may direct, as promptly as practicable, cash from the Escrow Cash in the Escrow Fund equal to a proportion of such Losses equal to the proportion that the Escrow Cash represents of the total Escrow Fund (the "Cash Proportional Amount").

               (ii) In the event an Indemnified Party pursues indemnity directly against the Principal Shareholders, subject to the provisions of Section 7.3(g)
                                                                 --------------
and Section 7.6 hereof, each Founder will promptly, and in no event later than
    -----------
thirty (30) days after delivery of an Officer's Certificate to the Shareholder Representative, wire transfer an amount of cash (or deliver a number of Exchangeable Shares pursuant to Section 7.5(a)) to the Indemnified Party equal
                                ---------------
to such Founder's Founder Pro Rata Portion of such Loss, and Mark Stirling will wire transfer an amount of cash to the Indemnified Party equal to the Stirling Pro Rata Portion of such Loss. For the purposes hereof, the "Founder Pro Rata Portion" will mean, with respect to each Founder, an amount equal to the quotient obtained by dividing (x) the number of Company Shares owned by such Founder immediately prior to the Closing by (y) the aggregate number of Company Shares owned by all Principal Shareholders immediately prior to the Closing, and the "Stirling Pro Rata Portion" will mean an amount equal to the quotient obtained by dividing (x) the number of Company Shares owned by Mark Stirling immediately prior to the Closing by (y) the aggregate number of Company Shares owned by all Principal Shareholders immediately prior to the Closing. If an Indemnified Party incurs or sustains an Individual Securityholder Loss, then an Indemnified Party may make a claim directly against such Indemnifying Securityholder for an Individual Securityholder Loss, and, subject to the provisions of Section 7.3(g) and Section 7.6 hereof, such Indemnifying
              --------------     -----------
Securityholder will promptly, and in no event later than thirty (30) days after delivery of an Officer's Certificate to the Shareholder Representative, wire transfer to the Indemnified Party the amount of such Loss.

               (iii)  If the Shareholder Representative (as defined in Section
                                                                       -------
7.4 hereof) does not object in writing within the 30-day period after delivery
---
by the Parent of the Officer's Certificate, such failure to so object will be an irrevocable acknowledgment by the Shareholder Representative and the Indemnifying Securityholders, as applicable that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

          (g)  Objections to Claims against the Escrow Fund.
               --------------------------------------------

               (i) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate will be delivered to the Shareholder Representative (or in the case of an Individual Securityholder Loss, to the Indemnifying Securityholder in question who will be entitled to exercise the rights otherwise exercisable by the Shareholder Representative in respect of their Individual Securityholder Loss), and for a period of thirty (30) days after such delivery, the Escrow Agent will make no delivery to Parent of any Escrow Amount pursuant to Section 7.3(f) hereof unless the Escrow Agent will
                          --------------
have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent will make delivery of (A) Exchangeable Shares (as calculated based on a price per Escrow Share of US$28.00) from the Escrow Shares from the Escrow Fund equal to the amount of Losses claimed in the Officer's Certificate multiplied by the Stock Proportional Amount and (B) cash from the Escrow Cash in the Escrow Fund equal to the amount of Losses claimed in the Officer's Certificate multiplied by the Cash Proportional Amount; provided that no such payment or delivery may be made if the Shareholder Representative will object in a written statement to the claim made in the Officer's Certificate, and such statement will have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

               (ii) Notwithstanding the foregoing, the calculation of Net Liabilities at Closing in accordance with the terms of Section 7.6 hereof will
                                                       -----------
be conclusive and binding on all parties to this Agreement, and none of the Parent, the Shareholder Representative, nor the Indemnifying Securityholders will have any further right to challenge such calculation of Net Liabilities at Closing, whether pursuant to the terms of this Section 7.3 or otherwise.
                                               -----------

          (h)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Shareholder Representative will object in writing to any claim or claims made in any Officer's Certificate to recover Losses from the Escrow Fund, or from an Indemnifying Securityholder directly, within thirty (30) days after delivery of such Officer's Certificate, the Shareholder Representative and Parent will attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement will be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, will be furnished to the Escrow Agent. The Escrow Agent will be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer's Certificate, either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration will not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter will be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Shareholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Parent and the Shareholder Representative will each select one arbitrator. The two arbitrators so selected will select a third arbitrator. If the Shareholder Representative fails to select an arbitrator during this fifteen
(15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Parent.

               (iii) Any such arbitration will be held in New York, New York, under the rules then in effect of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, will rule upon motions to compel or limit discovery and will have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate will be final, binding, and conclusive upon the parties to this Agreement. Such decision will be written and will be supported by written findings of fact and conclusions that will set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent will be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party will make the payment to such other party.

               (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision will apply to any dispute between any Securityholder and any Indemnified Party under this Article VII hereof, whether relating to claims upon the Escrow Fund
           -----------
or to the other indemnification obligations set forth in this Article VII.
                                                              -----------
For purposes of this Section 7.3(h), in any arbitration hereunder in which any
                     --------------
claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party unless the arbitrators award Parent more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholder Representative shall be deemed to be the Non-Prevailing Party. The "Non-Prevailing Party" to an arbitration shall pay all fees and expenses relating to such arbitration, including without limitation, its own fees and expenses, the fees and expenses of each arbitrator and the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

               (i)  Third-Party Claims.  In the event Parent becomes aware of a
                    ------------------
third-party claim that Parent reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this Article VII, Parent will notify the Shareholder
                                 -----------
Representative of such claim, and the Shareholder Representative will be entitled on behalf of the Indemnifying Securityholders, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent will have the right in its sole discretion to conduct the defense of, and to settle, any such claim provided that Parent will in good faith endeavor to allow the Shareholder Representative to participate in any settlement negotiations, subject to confidentiality concerns; provided, however, that except with the consent of the Shareholder Representative, no settlement of any such claim with third-party claimants, and no judgment in respect of any such claim which Parent shall fail to defend, will be determinative of the amount of Losses relating to such matter. In the event that the Shareholder Representative has consented to any such settlement, the Indemnifying Securityholders (including the Principal Shareholders) will have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent
                            -----------
against the Escrow Fund or against the Indemnifying Securityholders directly, as the case may be, with respect to such settlement. Notwithstanding the foregoing, this Section 7.3(i) shall be inapplicable with respect to any Dissenting
     --------------
Shareholder Payment or Overtime Payment, and no settlement of any such claim with respect to any Dissenting Shareholder Payment or Overtime Payment will be determinative of the amount of Losses relating to such matter.

          (j)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent will be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions that the Escrow Agent may receive after the date of this Agreement that are signed by an officer of Parent and the Shareholder Representative, and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent will not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel will be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent will not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent will not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under this Agreement, the Escrow Agent will not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent will not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent will in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and will be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and that the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent will be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the negligence or willful misconduct of the Escrow Agent.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parent and the Shareholder Representative; provided, however, that no such resignation will become effective until the appointment of a successor escrow agent, which will be accomplished as follows: Parent and the Shareholder Representative will use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent will have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent will execute and deliver an instrument accepting such appointment and it will, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent will be discharged from any further duties and liability under this Agreement.

          (k)  Fees.  All fees of the Escrow Agent for performance of its
               ----
duties hereunder will be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent will be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent will be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

          (l)  Successor Escrow Agents.  Any corporation into which the Escrow
               -----------------------
Agent in its individual capacity may be merged or converted or with that it may be consolidated, or any corporation resulting from any acquisition, conversion or consolidation to which the Escrow Agent in its individual capacity will be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, will be the Escrow Agent under this Escrow Agreement without further act.

     7.4       Shareholder Representative.
               --------------------------

          (a) Each of the Indemnifying Securityholders hereby appoints EK Holdings as its agent and attorney-in-fact, as the Shareholder Representative (the "Shareholder Representative") for and on behalf of the Indemnifying Securityholders to give and receive notices and communications, to authorize payment to Parent from the Escrow Fund in satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of either of the Shareholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Bruce Barnes, Chief Executive Officer of EK Holdings, shall be the only person authorized to take any of the foregoing actions for EK Holdings, in its capacity as Shareholder Representative hereunder. Such agency may be changed by the Indemnifying Securityholders, as the case may be, from time to time upon not less than thirty
(30) days prior written notice to Parent; provided, however, that the Shareholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund (or, in the event there are no amounts remaining in the Escrow Fund, by any four (4) of the six (6) Principal Shareholders) agree to such removal and to the identity of the substituted agent. Notwithstanding the foregoing, upon the occurrence of any Shareholder Representative Substitution Event, then, without any further action on the part of EK Holdings, any Indemnifying Shareholder, the Company, Parent or the Escrow Agent, EK Holdings shall automatically be removed as the Shareholder Representative hereunder and Omid Hodaie shall automatically be substituted as the Shareholder Representative hereunder. EK Holdings shall give Parent and Omid Hodaie prompt written notice of the occurrence of any of any Shareholder Representative Substitution Event. A vacancy in the position of Shareholder Representative may be filled by the holders of a majority in interest of the Escrow Fund (or, in the event there are no amounts remaining in the Escrow Fund, by a majority of the Principal Shareholders). No bond will be required of the Shareholder Representative, and the Shareholder Representative will not receive any compensation for its services. Notices or communications to or from the Shareholder Representative will constitute notice to or from the Shareholders. As used in this Agreement, a "Shareholder Representative Substitution Event" shall mean the occurrence of any of the following events: (i) Bruce Barnes shall no longer be the Chief Executive Officer of EK Holdings, (ii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the voting equity securities of EK Holdings on a fully diluted basis (other than the majority owner of EK Holdings as of the date hereof), or (iii) individuals who on the date hereof constitute the board of managers of EK Holdings (together with any new directors whose election or nomination to the board of managers of EK Holdings was approved by a vote of at least a majority of the members of the board of managers of EK Holdings then in office who either were members of the board of managers of EK Holdings on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of managers of EK Holdings then in office.

          (b) The Shareholder Representative will not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Indemnifying Securityholders on whose behalf the Escrow Amount was contributed to the Escrow Fund (or, in the event there are no amounts remaining in the Escrow Fund, only the Principal Shareholders) will indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

          (c) A decision, act, consent or instruction of the Shareholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 8.3 and Section 8.4 hereof, will
                              -----------     -----------
constitute a decision of the Indemnifying Securityholders and will be final, binding and conclusive upon the Indemnifying Securityholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Indemnifying Securityholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

     7.5       Maximum Payments; Remedy.
               ------------------------

          (a)  Subject to Section 7.5(d) hereof and except as set forth in
               --------------
Section 7.5(c) hereof, the maximum amount an Indemnified Party may recover from
--------------
the Indemnifying Securityholders pursuant to the indemnity set forth in Section
                                                                        -------
7.2(a) hereof for Losses will be limited, in the case of Element K and EK
------
Holdings, to the Escrow Cash, and in the case of the

Principal Shareholders, to a dollar amount (or, in the case of any Founder, a number of Exchangeable Shares as set forth below) equal to the aggregate proceeds (as calculated based on an Exchangeable Share per share price of US$28.00) received by such Principal Shareholder in the Acquisition (excluding any Escrow Shares which have not been released from the Escrow Fund and excluding any Exchangeable Shares issued to any Founder which constitute, as of the applicable date, "Unvested Shares" (as defined in such Founder's Repurchase Agreement)). In the event that an Indemnified Party shall seek to recover from any Founder pursuant to the indemnity set forth in Section Founder may satisfy such recovery first by delivering to the Indemnified Party a number of Exchangeable Shares (excluding any Escrow Shares which have not been released from the Escrow Fund and excluding any Exchangeable Shares issued to any Founder which constitute, as of the applicable date, "Unvested Shares" (as defined in such Founder's Repurchase Agreement)) having a value as calculated based on an Exchangeable Share per share price of US$28.00, and second by the payment of the applicable amount of cash.

          (b)  Subject to Section 7.5(d) and except as set forth in Section
                          --------------                            -------
7.5(c) hereof, the maximum amount an Indemnified Party may recover from any
------
Indemnifying Securityholder directly in respect of Individual Securityholder Losses pursuant to the indemnity set forth in Section 7.2(b) hereof will be
                                              --------------
limited to a dollar amount equal to the aggregate proceeds (as calculated based on an Exchangeable Share per share price of US$28.00) received by such Indemnifying Securityholder in the Acquisition (excluding any Escrow Shares which have not been released from the Escrow Fund and excluding any Exchangeable Shares issued to any Founder which constitute, as of the applicable date, "Unvested Shares" (as defined in such Founder's Repurchase Agreement)).

          (c) Nothing herein will limit the liability of any Indemnifying Securityholder in respect of Losses arising out of any knowing, intentional or fraudulent breaches or inaccuracies of the representations and warranties or breach of covenants ("Fraud") on the part of such Indemnifying Securityholder.

          (d) Nothing herein will limit the liability of the Company or the Indemnifying Securityholders for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Acquisition does not close.

     7.6       Adjustment to Consideration.
               ---------------------------

          (a) Within sixty (60) days following the Closing Date, Parent may, at its election, cause to be prepared and delivered to the Shareholder Representative an unaudited balance sheet of the Company as of the Closing Date and, if the Closing shall not have occurred by July 25, 2001, an unaudited balance sheet of the Company as of July 25, 2001 (collectively, the "Adjusted Balance Sheet"). The Adjusted Balance Sheet will be prepared in accordance with GAAP on a basis consistent with the most recent regularly prepared audited financial statements of the Company. In the event that, pursuant to the terms of this Section 7.6, it is determined that (X) the Company's total liabilities at
     -----------
the Closing Date minus the Company's total liabilities at the Closing Date minus an amount equal to the Company's total current assets (including up to $1,000,000 of unbilled revenues from Element K or its Affiliates, determined pursuant to the definition of Interim Balance Sheet)at the Closing Date plus $1,000,000 (the "Net Liabilities at Closing") (or, if the Closing shall not have occurred on or prior to July 25, 2001, and as of July 25, 2001, the Specified Conditions shall have been satisfied as if the Closing had occurred as of such date, the Net Liabilities at Closing shall mean (A) if the Post-Interim Balance Sheet Adjustment Amount is greater than the Interim Balance Sheet Adjustment Amount, the sum of (i) the Interim Balance Sheet Adjustment Amount, plus (ii) twenty percent (20%) of the amount by which the Post-Interim Balance Sheet Adjustment Amount exceeds the Interim Balance Sheet Adjustment Amount, and (B) if the Post-Interim Balance Sheet Adjustment Amount is less than the Interim Balance Sheet Adjustment Amount, the Post-Interim Balance Sheet Adjustment Amount (treating all Third Party Expenses as if they were accrued as liabilities of the Company as of July 25, 2001)) (in either case, considering neither (i) the principal amount of the Company Convertible Debenture, (ii) up to US$300,000 in reasonable and documented Third Party Expenses, nor (iii) the principal amount of the Shareholder Convertible Debentures plus any accrued and unpaid interest thereon and any premium with respect thereto for purposes of calculating Net Liabilities at Closing) exceeds (Y) the Balance Sheet Adjustment Amount, then an amount equal to such difference ("Excess Liabilities") will be paid to or as may be directed by ExchangeCo or CallCo, as the case may be, out of the Escrow Fund upon the delivery to the Escrow Agent of an Officer's Certificate in accordance with the terms of Section 7.3(f) hereof. If the Excess Liabilities exceed the
                  --------------
amount in the Escrow Fund, Parent will be entitled to recover directly from the Principal Shareholders any amount of Excess Liabilities not covered by the Escrow Fund. Following delivery by Parent to the Shareholder Representative of the Adjusted Balance Sheet, Parent will give the Shareholder Representative reasonable access during Parent's business hours to those books and records of the Company in the possession of Parent and any personnel that relate to the preparation of the Adjusted Balance Sheet for purposes of resolving any disputes concerning the Adjusted Balance Sheet and the calculation of Net Liabilities at Closing.

          (b) The Shareholder Representative will have thirty (30) days following delivery of the Adjusted Balance Sheet during which to notify Parent in writing (the "Notice of Objection") of any good faith objections to the calculation of Net Liabilities at Closing or the Adjusted Balance Sheet, as it affects such calculation, setting forth a reasonably specific and detailed description of its objections and the dollar amount of each objection. If the Shareholder Representative objects to the Adjusted Balance Sheet or Parent's calculation of Net Liabilities at Closing as reflected thereon, Parent and the Shareholder Representative will attempt to resolve any such objections within thirty (30) days of the receipt by Parent of the Notice of Objection.

          (c) If Parent and the Shareholder Representative are unable to resolve any such dispute within the thirty (30) day period referred to in
Section 7.6(b) hereof, Parent and the Shareholder Representative will submit
--------------
the dispute to a mutually-agreed upon independent accounting firm of nationally recognized standing in the United States and Canada (the "Independent Accounting Firm"). Each of the parties to this Agreement will, and will cause their respective affiliates and representatives to, provide full cooperation to the Independent Accounting Firm. The Independent Accounting Firm will (x) act in its capacity as an expert and not as an arbitrator, (y) consider only those matters as to which there is a dispute between the parties and (z) be instructed to reach its conclusions regarding any such dispute within thirty (30) days after its appointment and provide a written explanation of its decision. In the event that Parent and the Shareholder Representative submit any dispute to the Independent Accounting Firm, each such party may submit a "position paper" to the Independent Accounting Firm setting forth the position of such party with respect to such dispute, to be considered by the Independent Accounting Firm as it deems fit. Fifty percent (50%) of any expenses relating to the engagement of the Independent Accounting

Firm will be paid by Parent and fifty percent (50%) of such expenses will be paid by the Indemnifying Securityholder.

          (d) If the Shareholder Representative does not deliver a Notice of Objection in accordance with Section 7.6(b) hereof (i.e., within a thirty (30)
                             --------------
day period), the Adjusted Balance Sheet (together with Parent's calculation of Net Liabilities at Closing reflected thereon), will be deemed to have been accepted by all of the parties to this Agreement. In the event that the Shareholder Representative delivers a Notice of Objection in accordance with the provisions above and Parent and the Shareholder Representative are able to resolve such dispute by mutual agreement, the Adjusted Balance Sheet, together with Parent's calculation of Net Liabilities at Closing reflected thereon, to the extent modified by mutual agreement of such parties, will be deemed to have been accepted by all of the parties to this Agreement. In the event that the Shareholder Representative delivers a Notice of Objection in accordance with the provisions set forth above and Parent and the Shareholder Representative are unable to resolve such dispute by mutual agreement, the determination of the Independent Accounting Firm will be final and binding on the parties, and the Adjusted Balance Sheet, together with Parent's calculation of Net Liabilities at Closing reflected thereon, to the extent modified by the Independent Accounting Firm, will be deemed to have been accepted by all of the parties to this Agreement. Subject to the foregoing provisions, the calculation of Net Liabilities at Closing reflected on any such Adjusted Balance Sheet will be conclusive and binding on all of the parties to this Agreement, no further adjustments will be made thereto and neither Parent, the Shareholder Representative nor the Indemnifying Securityholders will have any further right to challenge such calculation of Net Liabilities at Closing, whether pursuant to the terms of Section 7.3 hereof or otherwise.
                     -----------

                                 ARTICLE VIII
                                 ------------

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     8.1       Termination.  Except as provided in Section 8.2 hereof, this
               -----------                         -----------
Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing:

          (a)  by mutual agreement of the Company and Parent;

          (b) by Parent or the Company if the Closing Date will not have occurred by September 30, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(b) will not be available to any party
                          --------------
whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

          (c) by Parent or the Company if: (i) there will be a final non-appealable order of a federal or provincial court in effect preventing consummation of the Acquisition, or (ii) there will be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

          (d) by Parent if there will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, that would: (i) prohibit Parent's ownership or operation of any portion of the business of the

Company or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Acquisition;

          (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company or the Indemnifying Securityholders contained in this Agreement such that the conditions set forth in Section 6.2(a) hereof would not be satisfied and such breach has not been
   --------------
cured within ten (10) calendar days after written notice thereof to the Company and the applicable Indemnifying Securityholder; provided, however, that no cure period will be required for a breach which by its nature cannot be cured;

          (f) by the Company if none of the Company or the Principal Shareholders is in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement by Parent contained in this Agreement such that the conditions set forth in Section 6.3(a) hereof would not be satisfied and such breach has not
         --------------
been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period will be required for a breach which by its nature cannot be cured; or

          (g) by Parent, if either the Required Company Vote shall not have been obtained at the Company Shareholders Meeting or any adjournment thereto or if the Company shall have failed to make the Company Recommendation or if the Company shall have effected a Change in the Company Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof.

     8.2    Effect of Termination. In the event of termination of this Agreement
            ---------------------
as provided in Section 8.1 hereof, this Agreement will forthwith become void and
               -----------
there will be no liability or obligation on the part of Parent, Sub, CallCo, ExchangeCo, the Company or the Indemnifying Securityholders, or their respective officers, directors or shareholders, if applicable; provided, however, that each party hereto will remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections
                                                                    --------
5.3, 5.4 and 5.5 hereof, Article XI hereof and this Section 8.2 will remain in
---  ---     ---         ----------                 -----------
full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.
                  ------------

     8.3    Amendment.  This Agreement may be amended by the parties hereto at
            ---------
any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 8.3, the
                                                         -----------
Indemnifying Securityholders agree that any amendment of this Agreement signed by the Shareholder Representative will be binding upon and effective against the Indemnifying Securityholders whether or not they have signed such amendment.

     8.4    Extension; Waiver. At any time prior to the Closing, Parent, on the
            ----------------
one hand, and the Company and the Shareholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the Indemnifying Securityholders agree that any extension or waiver signed by the Shareholder Representative will be binding upon and effective against all Indemnifying Securityholders whether or not they have signed such extension or waiver.

                                  ARTICLE X
                                  ------- -


                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                       THE INDEMNIFYING SECURITYHOLDERS
                       --------------------------------

     Each Indemnifying Securityholder hereby represents and warrants, severally and not jointly, to the Parent Parties with respect to itself that on the date hereof and as of the Closing (other than the representations and warranties of each Indemnifying Securityholder as of a specified date, that will be true and correct as of such date) as though made at the Closing as follows:

     9.1    Ownership of Indemnifying Securityholder's Company Securities. Such
            -------------------------------------------------------------
Indemnifying Securityholder (other than EK Holdings, which represents and warrants that it holds no Company Securities) holds of record and is the sole beneficial owner of the Company Securities set forth next to his name in
Schedule 2.2(a) free and clear of any restrictions on transfer (other than any
---------------
restrictions under the Securities Act and provincial or state securities laws, restrictions on transfer in the Company's charter and the Shareholder Agreement (each of which shall be removed prior to Closing)), Taxes, Liens (other than Liens resulting from the Voting Agreements), options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such Indemnifying Securityholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Indemnifying Securityholder to sell, transfer, or otherwise dispose of any share in the capital of the Company (other than this Agreement). Except with respect to the Voting Agreements and except as set forth on Schedule 2.2(b), such Indemnifying Securityholder is not
                       ---------------
a party to any voting trusts or agreements, proxy, or other agreement or understanding with respect to the voting of any share in the capital of the Company. The name, address and ownership of Company Securities of such Indemnifying Securityholder as listed on Schedule 2.2(a) are true and correct in
                                         ---------------
all material respects, and such address constitutes such Indemnifying Securityholder's principal address for the purpose of determining the applicability of any provincial, local or foreign securities laws.

     9.2    Authority.
            ---------

       (a) If such Indemnifying Securityholder is not a natural person, it warrants and represents with regard to itself that it is duly incorporated, organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Indemnifying Securityholder warrants and represents with regard to itself that it has full power and, if such Indemnifying Securityholder is an individual, capacity, and if such Indemnifying Securityholder is not a natural person, authority, to execute, deliver and perform this Agreement and the transactions contemplated hereunder to be performed by it. If such Indemnifying Securityholder is not a natural person, the execution, delivery and performance of this Agreement by such Indemnifying Securityholder has been duly authorized and approved by all necessary corporate or other action and no corporate or other proceedings on the part of such Indemnifying Securityholder are necessary to authorize this

Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Indemnifying Securityholder and is the legal, valid and binding obligation of such Indemnifying Securityholder, enforceable against such Indemnifying Securityholder in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.


          (b) If such Indemnifying Securityholder is not a natural person, the execution, delivery and performance of this Agreement by such Indemnifying Securityholder and the consummation by it of the transactions contemplated hereunder do not, and will not, violate or conflict with any provision of the articles, by-laws or other organizational or charter documents of such Indemnifying Securityholder. There is no liquidation payment or preference that is, or will be, due and owing to such Indemnifying Securityholder pursuant to the charter documents of the Company in connection with the transactions contemplated hereby and the payment to such Indemnifying Securityholder of its ratable share of the consideration to be paid in the Acquisition, in consideration for such Indemnifying Securityholder's Company Shares or Company Convertible Debenture, as applicable, does not, and will not, violate or conflict with any provision of the charter documents of the Company. The execution, delivery and performance of this Agreement by such Indemnifying Securityholder and the consummation by it of the transactions contemplated hereunder do not, and will not, (i) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to such Indemnifying Securityholder or (ii) require any consent, approval, authorization or permission of, or filing with or notification to any Governmental Entity.

     9.3    Residency. Other that EK Holdings, such Indemnifying Securityholder
            ---------
is not a non-resident of Canada within the meaning of the ITA.

     9.4    Interested Party Transactions. Other than as described in Schedule
            -----------------------------                             --------
2.15, no Indemnifying Securityholder (nor any affiliate, ancestor, sibling,
----
descendant or spouse of any of such Indemnifying Securityholder, or any trust, partnership or corporation in which any of such Indemnifying Securityholder has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity that furnished or sold, or furnishes or sells, services, products or technology that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or any Subsidiary, any goods or services, or
(iii) a beneficial interest in any Contract to which the Company or any Subsidiary is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation will not be deemed to be an "interest in any entity" for purposes of this
Section 9.4. There are no agreements, contracts, or commitments with regard to
-----------
contribution or indemnification between or among any of the Indemnifying Securityholders.

     9.5    Element K and EK Holdings Representations. Element K and EK Holdings
            -----------------------------------------
hereby represent and warrant to Parent, Sub and CallCo with respect to the sale of the Company Convertible Debenture, that:

          (a)  Except as set forth in Section 9.5(a) of the Disclosure Schedule,
                                      --------------
prior to the date hereof, Element K and/or its Affiliates has funded by payment of cash in full any outstanding amounts remaining due to the Company under the Company Convertible Debenture; and

          (b) Element K's names, addresses and taxpayer identification numbers, the country in which Element K is a resident for tax purposes and the aggregate principal amount and accrued interest of the Company Convertible Debenture as of the date hereof and the number of Company Shares into which such Company Convertible Debenture is convertible are set forth on Schedule 9.5(b) of the
                                                      ---------------
Disclosure Schedule.

                                   ARTICLE X
                                   ------- -

              PRE-CLOSING REORGANIZATION OF COMPANY SHARE CAPITAL
              ---------------------------------------------------

     10.1  Company Reorganization. Where Parent so requires by sending a written
           ----------------------
notice to the Company to such effect at any time prior to the Effective Date, as part of the Arrangement the following reorganization of the share capital of the Company shall be implemented at the Effective Time (the "Company
Reorganization"):

               (i) an unlimited number of fixed value preferred shares in the share capital of the Company will be created ("Preferred Shares"), each such Preferred Share having a redemption value equal to the product of the Trading Price multiplied by the Share Exchange Ratio;

               (ii) an unlimited number of a new class of common shares in the share capital of the Company will be created ("New Common Shares");

               (iii)  each Company Share will be converted into the aggregate of
(i) three-quarters (3/4) of a Preferred Share and (ii) one-quarter (1/4) of a New Common Share of the Company;

               (iv) the Company Shares, as a class of shares in the share capital of the Company and any Company Shares that were issued and outstanding prior to the implementation of steps (ii) and (iii) above will be eliminated and canceled; and

               (v) the Company will amend and modify its securities register accordingly to reflect the Company Reorganization.

     10.2  Share Conditions.  The rights, privileges and restrictions attaching
           ----------------
to the Preferred Shares and the New Common Shares are set forth in the Plan of Arrangement.

                                  ARTICLE XI
                                  ------- --

                              GENERAL PROVISIONS
                              ------------------

     11.1  Notices.  All notices and other communications hereunder will be in
           -------
writing and will be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as will be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

           (a)   if to Parent, to:

                 Sun Microsystems, Inc.
                 901 San Antonio Road
                 Palo Alto, CA  94303
                 Attention: General Counsel
                 Telephone No.: (650) 960-1300
                 Facsimile No.: (650) 336-0530

                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati
                 Professional Corporation
                 One Market
                 Spear Tower, Suite 3300
                 San Francisco, California 94105
                 Attention: Michael S. Dorf, Esq.
                 Telephone No.: (415) 947-2000
                 Facsimile No.: (415) 947-2099

                 and to:

                 Wilson Sonsini Goodrich & Rosati
                 Professional Corporation
                 650 Page Mill Road
                 Palo Alto, California 94304-1050
                 Attention:  Larry W. Sonsini, Esq.
                             Katherine A. Martin, Esq.
                 Telephone No.: (650) 493-9300
                 Telecopy No.: (650) 493-6811
               and to:

               Stikeman Elliott
               1155 Rene-Levesque Blvd., West
               40/th/ Floor
               Montreal, Quebec
               H3B 3V2
               Attention: Peter Castiel
               Telephone No.: (514) 397-3272
               Facsimile No.: (514) 397-3222

          (b)  if to the Company, to:

               ISOPIA Inc.
               200 University Ave., 4/th/ Floor
               Toronto, ON  MSH 3C6
               Attention: President
               Telephone No.: (416) 964-2001
               Facsimile No.: (416) 954-1021

               with a copy to:

               Smith Lyons
               Suite 5800
               40 King Street West
               Toronto, Ontario M5H3Z7
               Attention:  Donald B. Johnston
               Telephone No.:  (416) 369-7205
               Facsimile No.:  (416) 369-7250

          (c) if to the Securityholders, to the addresses set forth on Schedule A to this Agreement:

               with a copy to:

               Smith Lyons
               Suite 5800
               40 King Street West
               Toronto, Ontario M5H3Z7
               Attention:  Donald B. Johnston
               Telephone No.:  (416) 369-7205
               Facsimile No.:  (416) 369-7250

          (d)  if to the Shareholder Representative, to:


                  Element K LLC
                  500 Canal Blvd.
                  Rochester, NY  14623
                  Attention:  Lance D'Amico, General Counsel
                  Telephone No.: (716) 214-6333
                  Facsimile No.: (716) 214-6368

                  with a copy to:

                  Smith Lyons
                  Suite 5800
                  40 King Street West
                  Toronto, Ontario MSH327
                  Attention:  Donald B. Johnston
                  Telephone No.:  (416) 369-7205
                  Facsimile No.:  (416) 369-7250

          (e)     if to the Escrow Agent, to:

                  U.S. Bank Trust, National Association
                  Corporate Trust Services
                  One California Street
                  San Francisco, California  94111
                  Attention: Ann Gadsby
                  Telephone No.: (415) 273-4532
                  Facsimile No.: (415) 273-4591

     11.2  Interpretation. The words "include," "includes" and "including" when
           --------------
used herein will be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     11.3  Counterparts.   This Agreement may be executed in one or more
           ------------
counterparts, including counterparts by facsimile, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     11.4  Entire Agreement; Assignment. This Agreement, the Exhibits hereto,
           ----------------------------
the Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) will not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

     11.5  Severability.  In the event that any provision of this Agreement or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.6  Other Remedies.  Any and all remedies herein expressly conferred upon
           --------------
a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     11.7  Governing Law.  This Agreement will be governed by and construed in
           -------------
accordance with the laws of the province of Ontario and the federal laws of Canada applicable therein, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction and venue of any court within Ontario, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein and agrees that process may be served upon them in any manner authorized by the laws of the province of Ontario, Canada for such persons.

     11.8  Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     11.9  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
           --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.


                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Parent, Sub, CallCo, ExchangeCo, the Company, Element K, EK Holdings, the Shareholders, the Escrow Agent and the Shareholder Representative have caused this Agreement to be signed, all as of the date first written above.





SUN MICROSYSTEMS, INC.

By: /s/ Lawrence W. Hambly
    ---------------------------------
Name:  Lawrence W. Hambly
Title: Executive Vice President, Enterprise
       Services



514713 N.B. INC.

By: /s/ Laura A. Fennell
    ---------------------------------
Name:  Laura A. Fennell
Title: Assistant Secretary



3055855 NOVA SCOTIA COMPANY

By: /s/ Laura A. Fennell
    ---------------------------------
Name:  Laura A. Fennell
Title: Assistant Secretary



NIWOT ACQUISITION CORP.

By: /s/ Laura A. Fennell
    ---------------------------------
Name:  Laura A. Fennell
Title: Assistant Secretary



                   [SIGNATURE PAGE TO ACQUISITION AGREEMENT]

ISOPIA INC.

By: /s/ Omid Hodaie
    ---------------------------
Name:  Omid Hodaie
Title: President, Chief Executive Officer



PRINCIPAL SHAREHOLDERS


/s/ Payman Hodaie
-------------------------------
PAYMAN HODAIE

/s/ Omid Hodaie
-------------------------------
OMID HODAIE

/s/ Vafa Ashraf
-------------------------------
VAFA ASHRAF

/s/ Aditya Jha
-------------------------------
ADITYA JHA

/s/ Omid Afnan
-------------------------------
OMID AFNAN

/s/ Mark Stirling
-------------------------------
MARK STIRLING



                   [SIGNATURE PAGE TO ACQUISITION AGREEMENT]

ELEMENT K LLC, AS SHAREHOLDER              ELEMENT K LLC
REPRESENTATIVE

By: /s/ Lance E. D'Amico                   By: /s/ Lance E. D'Amico
    -------------------------------            ---------------------------------
Name: Lance E. D'Amico                     Name: Bruce Barnes
Title: Senior Vice President and           Title: Chief Executive Officer
       General Counsel


ELEMENT K NEWCO (NOVA SCOTIA)
COMPANY

By: /s/ Lance E. D'Amico
    -------------------------------
Name:
Title:



ELEMENT K NEWCO (NOVA SCOTIA) COMPANY

By: /s/ Lance E. D'Amico
    -------------------------------
Name:
Title:





                   [SIGNATURE PAGE TO ACQUISITION AGREEMENT]

U.S. BANK TRUST, NATIONAL ASSOCIATION



By: /s/ Ann Gadsby
    ------------------------------
Name:  Ann Gadsby
Title: Vice President





                   [SIGNATURE PAGE TO ACQUISITION AGREEMENT]

                                    Annex A
                                    -------

     Definitions. For all purposes of this Agreement, the following terms have the following respective meanings:

          "Affiliate" has the meaning ascribed thereto in the OBCA except that
(i) for the purposes of Section 2.22(a) only, "Affiliate" means any other person or entity under common control with the Company within the meaning of Section
251.1 of the ITA and the regulations issued thereunder and (ii) for the purposes of Section 2.22(b) only "Affiliate" means any other person or entity under
   ---------------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

          "Aggregate Amount" means US$94,000,000 minus (i) the Balance Sheet Adjustment Amount, and (ii) all Debentureholder Cash Payments.

          "Arrangement" means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order.

          "Arrangement Resolution" means the special resolution of the Shareholders to be substantially in the form and content of Exhibit J attached
                                                            ---------
hereto.

          "Articles of Arrangement" means the articles of arrangement of the Company in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made.

          "Balance Sheet Adjustment Amount" means the amount, if any, by which the Company's total liabilities exceed an amount equal to the Company's total current assets as reflected on the Closing Date Balance Sheet plus US$1,000,000; provided, however, that (i) the principal amount of the Company Convertible Debenture, (ii) up to US$300,000 in reasonable and documented Estimated Third Party Expenses, and (iii) the principal amount of the Shareholder Convertible Debentures plus any accrued and unpaid interest thereon and any premium with respect thereto will not be considered liabilities for purposes of calculating the Balance Sheet Adjustment Amount, if any; and provided, further, that if (x) the Closing shall not have occurred on or prior to July 25, 2001, and (y) as of July 25, 2001, the Specified Conditions shall have been satisfied as if the Closing had occurred as of such date, the Balance Sheet Adjustment Amount shall mean (A) if the Post-Interim Balance Sheet Adjustment Amount is greater than the Interim Balance Sheet Adjustment Amount, the sum of (i) the Interim Balance Sheet Adjustment Amount, plus (B)(i) twenty percent (20%) of the amount by which the Post-Interim Balance Sheet Adjustment Amount exceeds the Interim Balance Sheet Adjustment Amount, and (B) if the Post-Interim Balance Sheet Adjustment Amount is less than the Interim Balance Sheet Adjustment Amount, the Post-Interim Balance Sheet Adjustment Amount.

          "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          "Board of Directors" means the Board of Directors of the Company and any committees thereof.

          "Building and Fixtures" means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situated on any of the Leased Real Property.

          "Business Day" means any day on which banks are not required or authorized to close in the City of Toronto or the City of San Francisco.

          "Canadian Securities Laws" means the OBCA, the Securities Act (Ontario) and all other applicable securities laws in each of the Canadian provinces and the respective rules, rulings, regulations under such laws together with applicable policy statements of the securities authorities in such provinces, in each case as amended or replaced from time to time.

          "Cash Exchange Ratio" means an amount of cash equal to the quotient obtained by dividing (i) the Aggregate Amount by (ii) the Total Company Shares.

          "CCRA" means the Canada Customs and Revenue Agency.

          "Closing Date Balance Sheet" means the estimated balance sheet of the Company, which shall include all Estimated Third Party Expenses as liabilities of the Company, delivered to Parent at least three (3) Business Days prior to the Closing Date, which balance sheet has been prepared in accordance with GAAP (except that the Closing Date Balance Sheet may exclude footnotes and other presentation items that may be required by GAAP) applied on a basis consistent with the most recent balance sheet included in the Financials that fairly presents an estimate by the Company in good faith based on reasonable assumptions of the balance sheet of the Company as of the Closing Date. The Closing Date Balance Sheet shall include as a current asset an accrual for unbilled revenues due from Element K or its Affiliates as determined in accordance with GAAP applied on a basis consistent with the most recent balance sheet included in the Financials in an amount not to exceed US$1,000,000.

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Convertible Debentures" means that certain Convertible Debentures issued pursuant to the Debenture Purchase Agreement dated as of May 5, 2000 between the Company and Element K Holdings LLC in the aggregate principal amount of US$9,000,000, as of the date hereof (whose rights, or the rights of one of its affiliates, in respect of (i) US$7,500,000 aggregate principal amount thereunder were assigned to Element K (Nova Scotia) Company on June 14, 2001, and (ii) US$1,500,000 aggregate principal amount thereunder were assigned to Element K Newco (Nova Scotia) Company on June 14, 2001 and in an aggregate principal amount not to exceed US$10,000,000 at any time, including all property or rights issued by the Company with respect to such Company Convertible Debenture.

          "Company Employee Plan" means (i) for purposes of Section 2.22(a), any
                                                            ---------------
plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, indemnity in lieu of notice, change-of-control award, bonus, commissions, profit-sharing, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each Retirement Plan, Pension Plan, group insurance, death benefit, vacation, health and welfare or employee benefit plan, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate (within the meaning of Section 2.22(a)) for the benefit of any
                                     ---------------
Employee, or with respect to which the Company or any Affiliate (within the meaning of Section 2.22(a)) has or may have any liability or obligation, other
           ---------------
than the Canada Pension Plan, the Employment Insurance Act (Canada), the Employer Health Tax Act (Ontario), and workers' compensation insurance provided pursuant to statute and, (ii) for purposes of Section 2.22(b), any plan,
                                              ---------------
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained,
                      ------------
contributed to, or required to be contributed to, by the Company or any Affiliate (within the meaning of Section 2.22(b)) for the benefit of any
                                 ----------------
Employee, or with respect to which the Company or any Affiliate (within the meaning of Section 2.22(b)) has or may have any liability or obligation.
           ----------------

          "Company Intellectual Property" means any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company or any Subsidiary, and all such Company Intellectual Property and their status as owned or exclusively licensed, are described in Section 2.13(a) of the
                                                          ---------------
Disclosure Schedule.

          "Company Options" means all issued and outstanding options to purchase or otherwise acquire Company Shares (whether or not vested) held by any person under the Plan and the agreements relating thereto, and any other employee stock option plan or arrangement.

          "Company Restricted Shares" means Company Shares subject to a right of repurchase by the Company.

          "Company Securities" means, collectively, the Company Shares, the Company Convertible Debenture and the Shareholder Convertible Debentures, and does not include the Company Options.

          "Company Shares" means all of the issued and outstanding common shares of the Company beneficially owned or held of record and to be beneficially owned or held of record by the Shareholders as at the Effective Date, including all property or rights issued by the Company with respect to such shares, and, in the event the Company Reorganization is implemented "Company Shares" shall include the Preferred Shares and the New Common Shares.

          "Court" means the Superior Court of Justice (Ontario).

          "Debentureholders" means holders of the Shareholder Convertible Debentures as set forth on Section 2.2(a) of the Disclosure Schedule.
                           --------------

          "Debentureholder Cash Payment" means, for each Debentureholder, the amount such Debentureholder is due under such Debentureholder's Shareholder Convertible Debenture, including any accrued interest thereon and any premium payable with respect thereto.

          "Director" means the Director appointed under Section 278 of the OBCA.

          "Dissent Rights" means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement.

          "Dissenting Shareholder" has the meaning ascribed thereto in the Plan of Arrangement.

          "DOL" means the United States Department of Labor.

          "EK Interest Amount" means the amount of interest payable to Element K at Closing in accordance with the terms of the Company Convertible Debenture.

          "Election Deadline" means 5:00 p.m. (Toronto time) on the date of the Company Shareholder Meeting.

          "Election Form" means the Election Form attached hereto as Exhibit C.
                                                                     ---------

          "Employee" means any current or former or retired employee, consultant or director of the Company or any Affiliate (as defined in the OBCA).

          "Employee Agreement" means each management, employment, severance, termination, change of control, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate (within the meaning of Section 2.22(a)) and any
                                                ---------------
Employee.

          "Employment Agreement" means each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate (within the meaning of Section 2.22(a)) and any Employee;
                       ---------------

          "Environmental Laws" means all applicable laws and agreements with Governmental Entities and all other statutory or regulatory requirements or guidelines relating to public health or occupational or workplace safety or the protection of the environment and all licenses, permits, orders, waivers or similar authorizations of any Governmental Entity having jurisdiction issued pursuant to such laws, agreements or statutory requirements.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

          "Escrow Agent" means U.S. Bank Trust, National Association, or another financial institution chosen by Parent and reasonably acceptable to the Shareholder Representative (as defined in Section 7.4 hereof).
                                          -----------

          "Escrow Amount" means the Escrow Shares and the Escrow Cash.

          "Escrow Cash" means ten percent (10%) of the cash otherwise payable to Element K and Mark Stirling at the Closing (other than, in the case of Element K, the EK Interest Amount), together with any additional cash deposited with the Escrow Agent in respect thereof pursuant to Section 7.3.
                                            -----------

          "Escrow Shares" means a number of Exchangeable Shares equal to the quotient obtained by dividing (i) US$9,500,000 minus the amount of Escrow Cash by (ii) US$28.00, otherwise issuable to the Founders at the Closing together with any additional securities deposited with the Escrow Agent in respect thereof pursuant to Section 7.3.
                    -----------

          "Estimated Third Party Expenses" means the amount of Third Party Expenses (as defined in Section 5.4 hereof) estimated by the Company in good
                        -----------
faith and based on reasonable assumptions as of the Closing Date and, for purposes of the Interim Balance Sheet, as of July 25, 2001.

          "Exchangeable Shares" means the exchangeable shares in the capital of ExchangeCo having the rights, privileges and restrictions set forth in Exhibit G
                                                                       ---------
attached hereto.

          "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal.

          "FMLA" means the Family Medical Leave Act of 1993, as amended.

          "Founders" means Payman Hodaie, Omid Hodaie, Vafa Ashraf, Aditva Jha and Omid Afnan.

          "GAAP" means U.S. generally accepted accounting principles consistently applied.

          "Governmental Entity" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

          "Intellectual Property" means any or all of the following (i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks,

(vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) any and all instances of the foregoing in any form and embodied in any media.

          "Intellectual Property Rights" means worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, applications and registrations therefor, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable), as they may exist in any and all countries and regions/public and legal authorities throughout the world.

          "Interim Balance Sheet" means the estimated balance sheet of the Company, which shall include all Estimated Third Party Expenses as liabilities, delivered to Parent not later than July 23, 2001, which balance sheet has been prepared in accordance with GAAP (except that the Interim Balance Sheet may exclude footnotes and other presentation items that may be required by GAAP) applied on a basis consistent with the most recent balance sheet included in the Financials that fairly presents an estimate by the Company in good faith based on reasonable assumptions of the balance sheet of the Company as of the July 25, 2001. The Interim Balance Sheet shall include as a current asset an accrual for unbilled revenues due from Element K or its Affiliates as determined in accordance with GAAP applied on a basis consistent with the most recent balance sheet included in the Financials in an amount not to exceed US$1,000,000.

          "Interim Balance Sheet Adjustment Amount" means the amount, if any, by which the Company's total liabilities exceed an amount equal to the Company's total current assets as reflected on the Interim Balance Sheet plus US$1,000,000; provided, however, that (i) the principal amount of the Company Convertible Debenture, (ii) up to US$300,000 in reasonable and documented Estimated Third Party Expenses (treating all Third Party Expenses as if they were accrued as liabilities of the Company as of July 25, 2001), and (iii) the principal amount of the Shareholder Convertible Debentures plus any accrued and unpaid interest thereon and any premium with respect thereto will not be considered liabilities for purposes of calculating the Interim Balance Sheet Adjustment Amount, if any.

          "Interim Order" means the interim order of the Court providing advice and directions to the Company with respect to the calling and holding of the Company Shareholder's Meeting, as the same may be amended, in respect of the Arrangement.

          "International Employee Plan" means each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate (within the meaning of Section 2.22(a)), whether informally or formally, or with respect to
           ---------------
which the Company or any Affiliate (within the meaning of Section 2.22(a) and
                                                          ---------------
(b)) will or may have any liability, for the benefit of Employees who perform
---
services outside the United States or Canada.

          "IRS" means the United States Internal Revenue Service.

          "Key Employees" means the Principal Shareholders, Bruce Attridge and Mary Chung.

          "Knowledge" means (i) with respect to the Company, the knowledge of the Company's officers, directors and other manager-level employees, provided that such persons will have made due and diligent inquiry of those employees of the Company whom such officers, directors and manager-level employees reasonably believe would have actual knowledge of the matters represented and (ii) with respect to the Principal Shareholders or other Indemnifying Securityholders, the actual knowledge of the applicable Principal Shareholder or Indemnifying Securityholder.

          "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise), results of operations, prospects or capitalization of the Company and its subsidiaries, taken as a whole.

          "Multiemployer Plan" means any "Pension Plan" which is a "multiemployer plan," as defined in Section 3(37) of ERISA.

          "Option Exchange Ratio" means the sum obtained by adding (A) seventy-five percent (75%) of the quotient obtained by dividing the Aggregate Amount by the Total Company Shares and dividing such amount by US$28.00 plus (B) twenty-five percent (25%) of the quotient obtained by dividing the Aggregate Amount by the Total Company Shares and dividing such amount by the Trading Price.

          "OSC" means the Ontario Securities Commission.

          "Parent Common Stock" means shares of the common stock, par value US$0.00067 per share, of Parent.

          "Parent Option" means any option to purchase shares of Parent Common Stock issued pursuant to the terms of Section 1.15 hereof in connection with the
                                      ------------
assumption of a Company Option.

          "PBA" means the Pension Benefits Act, R.S.O., 1990, c.P-8.

          "PBGF" means the Pension Benefit Guaranty Fund (Ontario).

          "Pension Plan" means (i) for purposes of Section 2.22(a), each Company
                                                   ---------------
Employee Plan which is a pension plan, within the meaning of Section 1 of the PBA and (ii) for purposes of Section 2.22(b), each Company Employee Plan which
                             ---------------
is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          "Person" means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

          "Plan" means the Company's Stock Option Plan dated January 1, 2000.

          "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit K attached hereto and any amendments or
                        ---------
variations thereto made in accordance
with the Plan of Arrangement or made at the direction of the Court in the Interim Order or Final Order.

          "Post-Interim Balance Sheet Adjustment Amount" means the amount, if any, by which the Company's total liabilities exceed an amount equal to the Company's total current assets as reflected on the Closing Date Balance Sheet plus US$1,000,000; provided, however, that (i) the principal amount of the Company Convertible Debenture, (ii) up to US$300,000 in reasonable and documented Estimated Third Party Expenses (treating all Third Party Expenses as if they were accrued as liabilities of the Company as of July 25, 2001), and
(iii) the principal amount of the Shareholder Convertible Debentures plus any accrued and unpaid interest thereon and any premium with respect thereto will not be considered liabilities for purposes of calculating the Post-Interim Balance Sheet Adjustment Amount, if any.

          "Principal Shareholders" means the Founders and Mark Stirling.

          "Registered Intellectual Property" means Intellectual Property and Intellectual Property Rights that have been applied for, registered, filed, certified or otherwise perfected or recorded with any state, government or other public legal authority.

          "Retirement Plan" means each Company Employee Plan which is a Registered Retirement Savings Plan or a Deferred Profit Sharing Plan within the meaning of the ITA.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Securityholder" means any holder of Company Securities or Company Options.

          "Shareholder Convertible Debentures" means the convertible debentures issued to the Debentureholders, in the aggregate principal amounts listed on
Section 2.2(a) of the Disclosure Schedule, including all property or rights
--------------
issued by the Company with respect to such Shareholder Convertible Debenture.

          "Share Exchange Ratio" means the number of Exchangeable Shares equal to the quotient obtained by dividing (i) the quotient obtained by dividing the Aggregate Amount by U.S.$28.00 by (ii) the Total Company Shares.

          "Specified Conditions" shall mean all of the conditions to Closing set forth in Sections 6.1 hereof, excluding Sections 6.1(c), (d), (e) and (f) and
         ------------                   ---------------  ---  ---     ---
all of the conditions to closing set forth in Section 6.2 excluding Sections
                                              -----------           --------
6.2(b) (only with respect to approvals specified in Section 6.1) and (v).
------                                              -----------      ---

          "Total Company Shares" means the aggregate number of Company Shares, including any Company Options (whether vested or unvested), the Company Convertible Debenture and any other rights convertible into, or exercisable or exchangeable for, Company Shares on an as-converted, exercised or exchanged basis, plus the Equivalent Scheduled Option Shares, but excluding the
       ----                                             ---------
Shareholder Convertible Debentures, issued and outstanding immediately prior to the Closing.

          "Trading Price" means the average closing sale price of one share of Parent Common Stock as reported on The Nasdaq National Market for the ten (10) consecutive trading days ending three (3) business days prior to the Closing Date.

          In addition to the defined terms in this Exhibit, each of the following capitalized terms shall have the meaning ascribed thereto in the corresponding Sections:


               Term                                           Reference
               ----                                           ---------

               Acquisition                                     Recitals
               Additional Parent Options................         5.11
               Adjusted Balance Sheet...................         7.6
               Agreement................................     Initial Page
               Amended License Agreement................         6.2(s)
               Basket Amount............................         7.3
               CallCo...................................     Initial Page
               CallCo Proceeds..........................         1.10
               Cash Election............................         1.6
               Cash Proportional Amount.................         7.3
               Change in the Company Recommendation.....         5.23
               CIPO.....................................         2.13
               Circular.................................         5.1
               Closing..................................         1.1
               Closing Date.............................         1.1
               Company..................................     Initial Page
               Company Authorizations...................         2.16
               Company Board Approval...................         2.29
               Company Recommendation...................         5.23
               Company Registered Intellectual Property.         2.13
               Company Reorganization...................        10.1
               Company Shareholders Meeting.............         5.23
               Confidential Disclosure Agreement........         5.3
               Conflict.................................         2.5
               Continuing Employee......................         5.11
               Contract.................................         2.5
               Current Balance Sheet....................         2.7
               Current Financials.......................         2.7
               Customer Information.....................         2.12
               Disclosure Schedule......................      Article II
               Dissenting Shareholder Payments..........         7.2
               Effective Date...........................         1.2
               Effective Time...........................         1.2
               EK Holdings..............................     Initial Page
               Element K................................     Initial Page
               Environmental Permits....................         2.20

Term                                                                 Reference
----                                                                 ---------
Equipment................................................              2.12
Equivalent Scheduled Option Shares.......................              5.11
Escrow Agent.............................................           Initial Page
Escrow Fund..............................................              7.3
Escrow Period............................................              7.3
Excess Liabilities.......................................              7.6
Exchange Act.............................................              3.3
Exchange and Support Agreement...........................              1.5
ExchangeCo...............................................           Initial Page
ExchangeCo Proceeds......................................              1.10
Exchange Offer Registration Statement....................              5.17
Exchanging Shareholder...................................              1.6
Financials...............................................              2.7
Founder Pro Rata Portion.................................              7.3
Fraud....................................................              7.5
Hazardous Material.......................................              2.20
Hazardous Materials Activities...........................              2.20
HSR Act..................................................              2.27
Indemnified Parties......................................              7.2
Indemnifying Securityholders.............................            Recitals
Independent Accounting Firm..............................              7.6
Individual Securityholder Losses.........................              7.2
ITA......................................................            Recitals
ITCs.....................................................              2.10
Lease Agreements.........................................              2.12
Leased Real Property.....................................              2.12
Loss.....................................................              7.2
Net Liabilities at Closing...............................              7.6
New Common Shares........................................              10.1
New Parent Options.......................................              5.11
New Shares...............................................              7.3
Non-Competition Agreements...............................            Recitals
Non-Resident Debentureholder.............................              1.10
Non-Resident Vendor......................................              1.10
Notice of Objection......................................              7.6
OBCA.....................................................            Recitals
Offer Letter.............................................              5.11
Officer's Certificate....................................              7.3
Option...................................................              1.6
Overtime Payments........................................              7.2
Parent...................................................           Initial Page
Parent Financial Statements..............................              3.7
Parent Material Adverse Effect...........................              3.1
Parent Parties...........................................           Initial Page
Parent Plan..............................................              5.11

Term                                                                 Reference
----                                                                 ---------
Parent SEC Documents.....................................               3.7
PTO......................................................               2.13
Preferred Shares.........................................               10.1
Principal Shareholders...................................           Initial Page
Related Agreements.......................................               2.4
Released Claims..........................................               1.9
Released Parties.........................................               1.9
Releasors................................................               1.9
Remittance Date..........................................               1.10
Repurchase Agreements....................................             Recitals
Required Company Vote....................................               1.4
Resale Registration Statement............................               5.17
Rule 145.................................................               5.12
Rule 145 Affiliate.......................................               5.12
Scheduled Options........................................               5.11
SEC......................................................               3.7
Share/Cash Election......................................               1.6(a)
Shareholder..............................................             Recitals
Shareholders Agreement...................................               6.2(u)
Shareholder Representative...............................               7.4
Shareholder Representative Substitution Event............               7.4
Statement of Expenses....................................               5.14
Stirling Pro Rata Portion................................               7.3
Stock Proportional Amount................................               7.3
Sub......................................................           Initial Page
Subsidiaries.............................................               2.3
Survival Date............................................               7.1
Tax......................................................               2.10
Tax Returns..............................................               2.10
Tendering Shareholder....................................               1.12
Third Party Expenses.....................................               5.4
Vested Shares............................................               1.8
Voting Agreement.........................................             Recitals
Voting Securityholders...................................               1.3(c)
U.S. Code................................................             Recitals